As filed with the Securities and Exchange Commission on August 4, 2023

Registration No. 333-251808

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VanEck Bitcoin Trust

(Exact name of registrant as specified in its charter)

Delaware	6221	85-6811021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o VanEck Digital Assets, LLC
Jonathan R. Simon, Esq.
666 Third Avenue, 9th Floor
New York, New York 10017
(212) 293-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and for service of process purposes)

Copy to:

Clifford R. Cone, Esq.

Jason D. Myers, Esq.

Clifford Chance US LLP

31 West 52nd St

New York, New York 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated August 4, 2023

PRELIMINARY PROSPECTUS

Shares

VanEck Bitcoin Trust

The VanEck Bitcoin Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to reflect the performance of the MarketVectorTM Bitcoin Benchmark Rate less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the reported MarketVectorTM Bitcoin Benchmark Rate, which is calculated based on prices contributed by exchanges that the Sponsor’s (as defined below) affiliate, MarketVector Indexes GmbH (“MarketVector”), believes represent the top five bitcoin exchanges based on the industry leading CryptoCompare Exchange Benchmark review report. See “The Trust and Bitcoin Prices—Description of the MarketVectorTM Bitcoin Benchmark Rate Construction and Maintenance” for more information. VanEck Digital Assets, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and [ ], (the “Bitcoin Custodian”) is the custodian of the Trust, who will hold all of the Trust’s bitcoin on the Trust’s behalf.

The Trust is an exchange-traded fund. When the Trust sells or redeems its Shares, it will do so in blocks of 50,000 Shares (a “Creation Basket”) that are based on the amount of bitcoin represented by the Creation Basket being created, the amount of which is equal to the combined net asset value of the number of Shares included in the Creation Basket. For a subscription in cash, the subscription shall be in the amount of cash needed to purchase the amount of bitcoin represented by the Creation Basket being created, as calculated by the Administrator. For a redemption in cash, the Sponsor shall arrange for the bitcoin represented by the Creation Basket to be sold and the cash proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants” or “APs”) will deliver, or facilitate the delivery of, bitcoin, in the case of “in-kind” subscriptions, to the Trust’s account with the Bitcoin Custodian, or cash, in the case of subscriptions for cash, to the Trust’s account with the cash custodian, in exchange for Shares when they purchase Shares. When Authorized Participants redeem Shares with the Trust, the Trust, through the Bitcoin Custodian, will deliver bitcoin, in the case of “in-kind” redemptions, or through the cash custodian, will deliver cash, to such Authorized Participants in exchange for their Shares. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. The initial Authorized Participant is expected to be [     ]. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares of the Trust.

Except when aggregated in Creation Baskets, Shares are not redeemable securities. Creation Baskets are only redeemable by Authorized Participants.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading. Investing in the Trust involves risks similar to those involved with an investment directly in bitcoin and other significant risks. See “Risk Factors” beginning on page 10.

The offering of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not a mutual fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

- i -

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN OR INTERESTS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 10.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is        , 2023

- ii -

- iii -

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until [     ], 2023, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

- iv -

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend”, “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

- v -

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, Bitcoin with an uppercase “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin network, bitcoin is written with a lower case “b.”

Overview of the Trust

The VanEck Bitcoin Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to reflect the performance of the MarketVectorTM Bitcoin Benchmark Rate less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the reported MarketVectorTM Bitcoin Benchmark Rate, which is calculated based on prices contributed by exchanges that the Sponsor’s affiliate, MarketVector Indexes GmbH (“MarketVector”), believes represent the top five bitcoin exchanges based on the industry leading CryptoCompare Exchange Benchmark review report. See “The Trust and Bitcoin Prices—Description of the MarketVectorTM Bitcoin Benchmark Rate Construction and Maintenance” for more information. The Trust is sponsored by VanEck Digital Assets, LLC (the “Sponsor”), a wholly-owned subsidiary of Van Eck Associates Corporation (“VanEck”).

Bitcoin is a system for decentralized digital value exchange that is designed to enable units of bitcoin to be transferred across borders without the need for currency conversion. Bitcoin is not legal tender. The supply of bitcoin is not determined by a central government, but rather by an open-source software program that limits both the total amount of bitcoin that will be produced and the rate at which it is released into the network. The responsibility for maintaining the official ledger of who owns what bitcoin and for validating new bitcoin transactions is not entrusted to any single central entity. Instead, it is distributed among the network’s participants.

Because transfers of bitcoin are recorded on the “Bitcoin Blockchain”, which is a digital public recordkeeping system or ledger, buying, holding and selling bitcoin is very different than buying, holding and selling more conventional instruments like cash, stocks or bonds. For example, bitcoin must either be acquired through the process of “mining,” obtained in a peer-to-peer transaction, or purchased through an online bitcoin trading platform (an “exchange”) or other intermediary, such as a broker in the institutional over-the-counter (“OTC”) market. Peer-to-peer transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping, transferring and holding the bitcoin. Alternatively, purchasing bitcoin on an exchange requires choosing an exchange, opening an account, and transferring funds to the exchange in order to purchase the bitcoin. There are also currently a large number of bitcoin exchanges from which to choose, the quality and reliability of which varies significantly. Some exchanges have been subject to unauthorized cybersecurity breaches (“hacks”), resulting in significant losses to end users.

The Trust provides direct exposure to bitcoin and the Shares of the Trust are valued on a daily basis using prices drawn from a carefully evaluated group of exchanges selected by MarketVector, which utilizes the CryptoCompare Exchange Benchmark data to construct the MarketVectorTM Bitcoin Benchmark Rate. The Trust provides investors with the opportunity to access the market for bitcoin through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring bitcoin directly, acquiring it from an exchange, or mining it, as referenced above. The Trust will custody its bitcoin at [   ] (the “Bitcoin Custodian”), a regulated third-party custodian that carries insurance and is chartered as a limited purpose trust company under the New York Banking Law. The Trust will not use derivatives that may subject the Trust to counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Shares rather than purchasing, holding and trading bitcoin directly.

Bitcoin and the Bitcoin Network

Bitcoin is based on the decentralized, open source protocol of a peer-to-peer electronic network (the “Bitcoin network”). It is widely understood that no single entity owns or operates the Bitcoin network. Bitcoin is not issued by governments, banks or any other centralized authority. The infrastructure of the Bitcoin network is collectively maintained on a distributed basis by the network’s participants, consisting of “miners”, who run special software to validate transactions, developers, who maintain and contribute updates to the Bitcoin network’s source code, and users, who download and maintain on their individual computer a full or partial copy of the Bitcoin Blockchain and related software. Anyone can be a user, developer, or miner. The Bitcoin network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The source code for the Bitcoin network and related software procotol is open-source, and anyone can contribute to its development. The value of bitcoin is in part determined by the supply of, and demand for, bitcoin in the global markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin transaction and ownership records are reflected on the Bitcoin Blockchain. Miners authenticate and bundle Bitcoin transactions sequentially into files called “blocks”, which requires performing computational work to solve a cryptographic puzzle set by the Bitcoin network’s software protocol. Because each solved block contains a reference to the previous block, they form a chronological “chain” back to the first bitcoin transaction. Copies of the Bitcoin Blockchain are stored in a decentralized manner on the computers of each individual Bitcoin network full node, i.e., any user who chooses to maintain on their computer a full copy of the Bitcoin Blockchain as well as related software. Each bitcoin is associated with a set of unique cryptographic “keys”, in the form of a string of numbers and letters, which allow whoever is in possession of the private key to assign that bitcoin in a transfer that the Bitcoin network will recognize.

MarketVector and the Sponsor believe that the bitcoin market has matured such that it is operating at a level of efficiency and scale similar in material respects to established global equity, fixed income and commodity markets. MarketVector and the Sponsor believe that this maturation is indicated by various objective factors, including, but not limited to:

•	the launch of futures contracts for bitcoin (“Bitcoin Futures”) on major, established and regulated commodity futures exchanges in the United States;

•	the subsequent growth of significant trading volume in those futures contracts;

•	increased participation by established institutional firms (e.g., MassMutual) and publicly traded companies of all types (e.g., Tesla), that are both helping to drive demand for bitcoin and building out market and blockchain infrastructures to accommodate established investment channels and bitcoin applications beyond investment;

•	the public offering of shares in registered investment companies, including ETFs, investing in Bitcoin Futures pursuant to registration statements declared effective by the SEC, and the offering of interests in private investment vehicles that invest in bitcoin by numerous investment managers, as well as the approval by regulators in many countries, such as Canada, Australia, Brazil, Switzerland, and across Europe, of exchange-listed and traded products (including exchange-traded funds) allowing investors to gain exposure to physical bitcoin;

•	the arrival of major, established market makers that rely on sophisticated and technologically enabled trading systems to arbitrage price discrepancies that may appear between bitcoin prices on different exchanges;

•	the development of a robust bitcoin lending market;

•	a significant expansion in the availability of institutional-quality custody services from regulated third-party custodians;

•	the confirmation by the Office of the Comptroller of the Currency that national banks may provide custody services for bitcoin and other virtual currencies; and

•	the advent and increasing prevalence of significant insurance on custodied assets held at third-party custodians.

MarketVector and the Sponsor believe that these, as well as other, factors have combined to improve the efficiency of the bitcoin market, creating a dynamic, institutional-quality, two-sided market. For more information on bitcoin and the Bitcoin network, see “Bitcoin, Bitcoin Market, Bitcoin Exchanges and Regulation of Bitcoin” below.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to reflect the performance of the MarketVectorTM Bitcoin Benchmark Rate less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the reported MarketVectorTM Bitcoin Benchmark Rate and process all creations and redemptions in transactions with Authorized Participants as described below.

When the Trust sells or redeems its Shares, it will do so in blocks of 50,000 Shares (a “Creation Basket”) that are based on the amount of bitcoin represented by the Creation Basket being created, the amount of which is equal to the combined net asset value of the number of Shares included in the Creation Basket. For a subscription in cash, the subscription shall be in the amount of cash needed to purchase the amount of bitcoin represented by the Creation Basket being created, as calculated by the Administrator. For a redemption in cash, the Sponsor shall arrange for the bitcoin represented by the Creation Basket to be sold and the cash proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants” or “APs”) will deliver, or facilitate the delivery of, bitcoin, in the case of “in-kind” subscriptions, to the Trust’s account with the Bitcoin Custodian, or cash, in the case of subscriptions for cash, to the Trust’s account with the cash custodian, in exchange for Shares when they purchase Shares. When Authorized Participants redeem Shares with the Trust, the Trust, through the Bitcoin Custodian, will deliver bitcoin, in the case of “in-kind” redemptions, or through the cash custodian, will deliver cash, to such Authorized Participants in exchange for their Shares. The Sponsor may sell bitcoin to pay certain expenses, which may be facilitated by the Bitcoin Custodian. All bitcoin will be held by the Bitcoin Custodian, a third-party custodian that carries insurance and is chartered as a trust company under the New York Banking Law. The Transfer Agent (as defined below) will facilitate the processing of purchase and sale orders in Creation Baskets from the Trust.

The MarketVectorTM Bitcoin Benchmark Rate

Market Vector Indexes GmbH (“MarketVector”) is the index sponsor and index administrator for the MarketVectorTM Bitcoin Benchmark Rate. MarketVector is a wholly-owned subsidiary of VanEck. CryptoCompare Data Limited is the calculation agent for the MarketVectorTM Bitcoin Benchmark Rate and an affiliate of VanEck.

The MarketVectorTM Bitcoin Benchmark Rate is a U.S. dollar-denominated composite reference rate for the price of bitcoin. The index is calculated daily between 00:00 and 24:00 (CET) and the index values are disseminated to data vendors. The index is disseminated in USD and the closing and intraday value is calculated over twenty three-minute intervals pursuant to a methodology referred to as an equal-weighted average of the volume-weighted median price.

The MarketVectorTM Bitcoin Benchmark Rate is designed to be a robust price for Bitcoin in USD. There is no component other than Bitcoin in the index. The underlying exchanges are sourced from the industry leading CryptoCompare Exchange Benchmark review report. CryptoCompare Exchange Benchmark was established in 2019 as a tool designed to bring clarity to the digital asset exchange sector by providing a framework for assessing risk and in turn bringing transparency and accountability to a complex and rapidly evolving market. The CryptoCompare Exchange Benchmark methodology utilizes a combination of qualitative and quantitative metrics to analyze a comprehensive data set across eight categories of evaluation: legal/regulation, KYC/transaction risk, data provision, security, team/exchange, asset quality/diversity, market quality and negative events. See “The Trust and Bitcoin Prices—Description of the MarketVectorTM Bitcoin Benchmark Rate Construction and Maintenance” for more details. The CryptoCompare Exchange Benchmark review report assigns a grade to each exchange which helps identify what it believes to be the lowest risk exchanges in the industry. Based on the CryptoCompare Exchange Benchmark, MarketVector initially selects the top five exchanges by rank for inclusion in the MarketVectorTM Bitcoin Benchmark Rate. If an eligible exchange is downgraded by two or more notches in a semi-annual review and is no longer in the top five by rank, it is replaced by the highest ranked non-component exchange. Adjustments to exchange coverage are announced four business days prior to the first business day of each of March and September at 23:00 CET. The MarketVectorTM Bitcoin Benchmark Rate is rebalanced at 16:00:00 GMT/BST on the last business day of each of February and August. The current exchange composition of the MarketVectorTM Bitcoin Benchmark Rate is Bitstamp, Coinbase, Bitfinex, LMAX, and Kraken.

Pricing Information Available on the Exchange and Other Sources

The following table lists the Exchange symbols and their descriptions with respect to the Shares and the MarketVectorTM Bitcoin Benchmark Rate:

Ticker	Description
[ ]	Market price per Share on the Exchange
[ ]	Indicative intra-day value per Share
[ ]	End of day NAV
[ ]	Number of outstanding Shares

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “[ ]”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share (symbol: “[  ]”) will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The most recent end-of-day net asset value (“NAV”) (symbol: “[  ]”) will be published as of the close of business by market data vendors and available on the Sponsor’s website at [  ], or any successor thereto, and will be published on the consolidated tape.

Any adjustments made to the MarketVectorTM Bitcoin Benchmark Rate will be published on the MarketVector website at https://www.MarketVector.com/ or any successor thereto.

The intra-day levels and closing levels of the MarketVectorTM Bitcoin Benchmark Rate are published by MarketVector, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

MarketVector makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the MarketVectorTM Bitcoin Benchmark Rate for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by MarketVector is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. MarketVector does not warrant that the index information will be uninterrupted or error-free, or that defects will be corrected. MarketVector also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the MarketVectorTM Bitcoin Benchmark Rate and MarketVector, see “The Trust and Bitcoin Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on December 17, 2020 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of [             ], 2023. Delaware

Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on December 8, 2020.

The Trust’s Service Providers

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor appoints and may remove the Trust’s other service providers, including the Trustee, Administrator, Transfer Agent, Bitcoin Custodian, prime broker, and Marketing Agent, as well as any additional, replacement, or successor service providers. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified fee.

The Trustee

The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Declaration of Trust and the Delaware Statutory Trust Act.

The Administrator

State Street Bank and Trust Company (“State Street”) serves as the Trust’s administrator (the “Administrator”). State Street’s principal address is One Lincoln Street, Boston, MA 02111. Under the Trust’s Administration Agreement and a separate cash custodian agreement, the Administrator provides certain administrative and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s bitcoin and calculating the net asset value per Share of the Trust and the net asset value of the Trust and supplying pricing information to the Sponsor for the Trust’s website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. Under the cash custodian agreement, State Street may act as custodian for the Trust’s non-bitcoin assets, if any, and as custodian for the Trust’s cash.

The Transfer Agent

State Street serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Bitcoin Custodian

[   ] serves as the Trust’s bitcoin custodian (the “Bitcoin Custodian”) and is a fiduciary under § 100 of the New York Banking Law. The Bitcoin Custodian is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custody Agreement (as defined below). Under the Custodial Services Agreement by and among the Bitcoin Custodian and the Trust (the “Custody Agreement”), the Bitcoin Custodian is responsible for safekeeping all of the bitcoin owned by the Trust. The Bitcoin Custodian has responsibility for opening a special account that holds the Trust’s bitcoin (the “Bitcoin Account”), as well as facilitating the transfer of bitcoin required for the operation of the Trust. For additional information on the Bitcoin Custodian, see “The Trust’s Service Providers—The Bitcoin Custodian.”

The Marketing Agent

Van Eck Securities Corporation (the “Marketing Agent”) is responsible for: (1) [in conjunction with the Administrator, reviewing and approving, or rejecting, purchase and redemption orders of Creation Baskets placed by Authorized Participants with the Administrator]; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified fee of [         ] (the “Sponsor Fee”). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will make its determination regarding the Sponsor Fee in respect of each day by reference to the Trust’s NAV as of that day. The Sponsor Fee will be accrue and be payable in U.S. dollars. The Sponsor has agreed to pay all ordinary operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Sponsor from time to time will sell bitcoin, which may be facilitated by the Bitcoin Custodian, in such quantity as is necessary to permit payment of the Sponsor Fee and may also sell bitcoin, which may be facilitated by the Bitcoin Custodian, in such quantities as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Sponsor is authorized to sell bitcoin, which may be facilitated by the Bitcoin Custodian, at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than bitcoin. Accordingly, the amount of bitcoin to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of bitcoin.

Custody of the Trust’s Assets

The Trust’s Bitcoin Custodian will keep custody of all of the Trust’s bitcoin. Bitcoin private keys are stored in two different forms: “hot” storage, whereby the private keys are stored on secure, internet-connected devices (a “hot wallet”), and “cold” storage, where digital currency private keys are stored completely offline. The Custody Agreement requires the Bitcoin Custodian to hold the Trust’s bitcoin in cold storage, unless required to facilitate withdrawals as a temporary measure. The Bitcoin Custodian will use segregated cold storage bitcoin addresses for the Trust which are separate from the bitcoin addresses that the Bitcoin Custodian uses for its other customers and which are directly verifiable via the Bitcoin Blockchain. The Bitcoin Custodian will at all times record and identify in its books and records that such bitcoins constitute the property of the Trust. The Bitcoin Custodian will not withdraw the Trust’s bitcoin from the Trust’s account with the Bitcoin Custodian, or loan, hypothecate, pledge or otherwise encumber the Trust’s bitcoin, without the Trust’s instruction.

The Bitcoin Custodian has adopted the following security policies and practices with respect to digital assets held in cold storage: hardware security modules (“HSMs”) are used to generate, store and manage cold storage private keys; multi-signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air-gapped environments within a diverse network of guarded, monitored and access-controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis. For additional information, see “Custody of the Trust’s Assets.”

Net Asset Value

“NAV” means the total assets of the Trust including, but not limited to, all bitcoin and cash less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles.

The Trust Agreement gives the Sponsor the exclusive authority to determine the Trust’s NAV and the Trust’s NAV per share, which it has delegated to the Administrator. The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. Eastern time. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the Shares of the Trust based on the price set by the MarketVectorTM Bitcoin Benchmark Rate as of 4:00 p.m. Eastern time. The Administrator also determines the NAV per Share.

Plan of Distribution

The Trust is an exchange-traded fund. When the Trust sells or redeems its Shares, it will do so in blocks of 50,000 Shares (a “Creation Basket”) that are based on the amount of bitcoin represented by the Creation Basket being created, the amount of which is equal to the combined net asset value of the number of Shares included in the Creation Basket. Only Authorized Purchasers may purchase or redeem Shares with the Trust. For subscriptions, APs will deliver, or facilitate the delivery of, bitcoin, in the case of “in-kind” subscriptions, to the Trust’s account with the Bitcoin Custodian, or cash, in the case of subscriptions for cash, to the Trust’s account with the cash custodian, in exchange for Shares when they purchase Shares. When APs redeem Shares with the Trust, the Trust, through the Bitcoin Custodian, will deliver bitcoin, in the case of “in-kind” redemptions, or through the cash custodian, will deliver cash, to such APs in exchange for their Shares. APs may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. The initial AP is expected to be [      ]. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

Federal Income Tax Considerations

It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they will incur a proportionate share of the expenses of the Trust. Consequently, each sale of bitcoin by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using bitcoin to pay expenses of the Trust) would constitute a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Creation Baskets consist of bitcoin, or cash. Deposits of bitcoin are held by the Bitcoin Custodian on behalf of the Trust.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 10.

Risks Associated with bitcoin and the Bitcoin network

•	The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

•	The value of the Shares relates directly to the value of bitcoins, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

•	The value of the Shares depends on the development and acceptance of the Bitcoin network. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect an investment in the Trust.

•	Due to the nature of private keys, bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Trust.

•	Security threats to the Trust’s account with the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

•	The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, cash custodian and Bitcoin Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins for which no person or entity is liable.

•	Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Creation Baskets, or could cause losses to the Trust.

•	A temporary or permanent “fork” of the Bitcoin Blockchain could adversely affect an investment in the Trust.

•	A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.

•	The Bitcoin Blockchain could be vulnerable to a “51% attack”, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

•	Due to the unregulated nature and lack of transparency surrounding the operations of bitcoin exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of bitcoin and, consequently, the value of the Shares.

•	Electricity usage.

•	The MarketVectorTM Bitcoin Benchmark Rate has a limited history.

•	The MarketVectorTM Bitcoin Benchmark Rate Index price could fail to track the global bitcoin price, and a failure of the MarketVectorTM Bitcoin Benchmark Rate Index price could adversely affect the value of the Shares.

•	The NAV may not always correspond to the market price of bitcoin and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the Shares.

•	Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Creation Baskets encounters difficulties, which may adversely affect an investment in the Shares.

•	The Trust is subject to risks due to its concentration of investments in a single asset class.

•	The Trust’s may not be able to achieve its investment objective on a consistent basis.

•	The amount of bitcoin represented by the Shares will decline over time.

•	The development and commercialization of the Trust is subject to competitive pressures.

•	If the Custody Agreement is terminated or the Bitcoin Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s bitcoins, and the Trust’s ability to continue to operate may be adversely affected.

•	Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.

•	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

•	Future legal or regulatory developments may negatively affect the value of bitcoin or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to liquidate.

•	If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses.

•	If regulators or public utilities take actions that restrict or otherwise impact mining activities, there may be a significant decline in such activities, which could adversely affect the Bitcoin network and the value of the Shares.

•	The treatment of the Trust for U.S. federal income tax purposes is uncertain.

•	The treatment of digital currency for U.S. federal income tax purposes is uncertain.

•	Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

•	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

•	The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

•	Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

•	The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

•	Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

•	Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Associated with bitcoin and the Bitcoin network

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Over the course of 2023, bitcoin prices have continued to exhibit extreme volatility.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (‟FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the ‟2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

The value of the Shares relates directly to the value of bitcoins, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the bitcoins held by the Trust and fluctuations in the price of bitcoin could adversely affect the value of the Shares. The market price of bitcoin may be highly volatile, and subject to a number of factors, including:

•	an increase in the global bitcoin supply or a decrease in global bitcoin demand;

•	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

•	trading activity on digital asset exchanges, which, in many cases, are largely unregulated or may be subject to manipulation;

•	the adoption of bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin network, and their ability to meet user demands;

•	forks in the Bitcoin network;

•	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset exchange rates;

•	consumer preferences and perceptions of bitcoin specifically and digital assets generally;

•	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

•	fiat currency withdrawal and deposit policies on digital asset exchanges;

•	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

•	business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset exchanges, or banks or other financial institutions and service providers which provide services to the digital assets industry;

•	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

•	investment and trading activities of large or active consumer and institutional users, speculators, miners, and investors in bitcoin;

•	an active derivatives market for bitcoin or for digital assets generally;

•	monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the digital asset markets;

•	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

•	fees associated with processing a bitcoin transaction and the speed at which bitcoin transactions are settled;

•	the maintenance, troubleshooting, and development of the Bitcoin network including by miners and developers worldwide;

•	the ability for the Bitcoin network to attract and retain miners to secure and confirm transactions accurately and efficiently;

•	ongoing technological viability and security of the Bitcoin network and bitcoin transactions, including vulnerabilities against hacks and scalability;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity and credit risk of digital asset trading platforms or exchanges;

•	interruptions in service from or closures or failures of major digital asset exchanges or their banking partners, or outages or system failures affecting the Bitcoin network;

•	decreased confidence in digital assets and digital assets exchanges;

•	poor risk management or fraud by entities in the digital assets ecosystem;

•	increased competition from other forms of digital assets or payment services; and

•	the Trust’s own acquisitions or dispositions of bitcoin, since there is no limit on the number of bitcoin that the Trust may acquire.

Although returns from investing in bitcoin have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that bitcoin will maintain its value in the long, intermediate, short, or any other term. In the event that the price of bitcoin declines, the Sponsor expects the value of the Shares to decline proportionately.

The value of the Shares of the Trust are represented by the MarketVectorTM Bitcoin Benchmark Rate that may also be subject to momentum pricing due to speculation regarding future appreciation in value of bitcoin, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of bitcoins has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the MarketVectorTM Bitcoin Benchmark Rate more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the MarketVectorTM Bitcoin Benchmark Rate and could adversely affect the value of the Trust.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the Bitcoin network, nor will the Trust seek to avoid or mitigate losses from declines in the bitcoin price. Furthermore, the impact of the expansion of the Trust’s bitcoin holdings on the digital asset industry and the Bitcoin network is uncertain. A decline in the popularity or acceptance of the Bitcoin network, or the value of bitcoin, would harm the value of the Trust.

The value of the Shares depends on the development and acceptance of the Bitcoin network. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect an investment in the Trust.

Digital assets such as bitcoin were only introduced within the past 15 years, and the value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and miners and the potential for malicious activity. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

The Bitcoin network, including the cryptographic and algorithmic protocols associated with the operation of the Bitcoin Blockchain, has only been in existence since 2009, and bitcoin markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the following are some of the risks could materially adversely affect the value of the Shares:

•	Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the Bitcoin network address, or “wallet”, at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

•	Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin exchanges, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. This could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete the timely liquidation of bitcoin and withdrawal of assets from the Bitcoin Custodian even if the Sponsor determined that such liquidation were appropriate or suitable.

•	Users, developers and miners may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin network.

•	As the Bitcoin network continues to develop and grow, certain technical issues might be uncovered and the trouble shooting and resolution of such issues requires the attention and efforts of Bitcoin’s global development community. Like all software, the Bitcoin network is at risk of vulnerabilities and bugs that can potentially be exploited by malicious actors. For example, in 2010, the Bitcoin network underwent a hard fork to reverse the effects of a hack in which an unknown attacker took advantage of a software vulnerability in the early source code of the Bitcoin network to fraudulently mint a large amount of bitcoin.

•	In August 2017, the Bitcoin network underwent a hard fork that resulted in the creation of a new digital asset network called Bitcoin Cash. This hard fork was contentious, and as a result some users of the Bitcoin Cash network may harbor ill will toward the Bitcoin network. These users may attempt to negatively impact the use or adoption of the Bitcoin network, as could constituencies adversely impacted by any contentious hard forks that take place in the future.

•	Also in August 2017, the Bitcoin network was upgraded with a technical feature known as “Segregated Witness” with the promise of increasing the number of transactions per second that can be handled on-chain and enabling so-called second layer solutions, such as the Lightning Network or payment channels, that have the potential to increase transaction throughput by processing certain transactions outside the main Bitcoin Blockchain, but which may fail to achieve the expected benefits or widespread adoption or lead to new or unanticipated problems, leading to a decline in public support for, and the price of, bitcoin.

•	As of the date of this registration statement, the largest 100 bitcoin wallets held a substantial amount of the outstanding supply of bitcoin and it is possible that some of these wallets are controlled by the same person or entity. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoin, even if each wallet individually only holds a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of bitcoin.

Moreover, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Due to the nature of private keys, bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Trust.

Bitcoin transactions are not reversible. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the Bitcoin Blockchain, an incorrect transfer of cryptocurrency, such as bitcoin, or a theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The custody of the Trust’s bitcoin is handled by the Bitcoin Custodian, and the transfer of bitcoin to and from Authorized Participants is directed by the Administrator. The Sponsor has evaluated the procedures and internal controls of the Trust’s Bitcoin Custodian to safeguard the Trust’s bitcoin holdings, as well as the procedures and internal controls of the Trust’s Administrator. However, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Trust’s account at the Bitcoin Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Alternatively, if the Bitcoin Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s bitcoin holdings are stolen, including from or by the Bitcoin Custodian, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the Shares of the Trust.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers.

Security threats to the Trust’s account with the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s bitcoins held in the Trust’s account with the Bitcoin Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoins and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s Bitcoins may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s bitcoins. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, hack, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Bitcoin Custodian’s operations or implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage..

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Bitcoin Custodian, the private keys (and therefore bitcoin) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Bitcoin Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Bitcoin Custodian may be unable to anticipate these techniques or implement adequate preventative measures. The Bitcoin Custodian is also dependent on key service providers, including, without limitation, its data centers, and if these were to cease operation or be the subject of operational problems or security threats, it could affect the Trust’s custody account with the Bitcoin Custodian.

An actual or perceived breach of the Trust’s account with the Bitcoin Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, cash custodian and Bitcoin Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”)or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s bitcoins. While the Bitcoin Custodian has advised the Sponsor that it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Trust’s bitcoin, resulting from theft, Shareholders cannot be assured that the Bitcoin Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s bitcoins, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Bitcoin Custodian’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Bitcoin Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by the Bitcoin Custodian may be substantially lower than the assets of the Trust. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Custodian Agreement, the Bitcoin Custodian’s liability is limited in various ways, including [ ]. The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. In the event of potential losses incurred by the Trust as a result of the Bitcoin Custodian losing control of the Trust’s bitcoins or failing to properly execute instructions on behalf of the Trust, the Bitcoin Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses. Furthermore, the insurance maintained by the Bitcoin Custodian may be insufficient to cover its liabilities to the Trust. Both the Trust and the Bitcoin Custodian are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Bitcoin Custodian in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodian in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the Bitcoin Custodian, and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Custody Agreement contains an agreement by the parties to treat the bitcoin credited to the Trust’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Bitcoin Custodian will serve as fiduciary and custodian on the Trust’s behalf. It is possible that a court would not treat custodied digital assets as part of the Bitcoin Custodian’s general estate in the event the Bitcoin Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Bitcoin Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodian’s general estate and not the property of the

Trust, then the Trust would be treated as a general unsecured creditor in the Bitcoin Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian, absent gross negligence or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Bitcoin Custodian. Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Creation Baskets, or could cause losses to the Trust.

The cash custodian and prime broker facilitate the creation and redemption of Creation Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of bitcoin by the Trust to effectuate subscriptions for cash and the selling of bitcoin by the Trust to effect redemptions for cash or pay the Sponsor Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s bitcoin. The Trust relies on the cash custodian and prime broker to hold any cash related to the purchase or sale of bitcoin. To the extent that the Trust faces difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the cash custodian or the banks at which the prime broker maintains customer cash balances (including the cash balance of the Trust held with the prime broker), or the imposition of operational restrictions by these banking partners and the inability for the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the cash associated with the Trust’s account at the cash custodian or the Trust’s account at the prime broker (which is held at the prime broker’s banking partners), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

If the cash custodian, the prime broker, or the banking partners at which the prime brokerʼs customer cash balances are held, were to experience financial distress or its financial condition is otherwise affected, the cash custodian’s or prime brokerʼs ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Trust maintains cash, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the cash custodian is subject or other potential protections. In addition, the Trust may maintain cash balances with the cash custodian or prime broker that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the cash custodian or prime broker at money market funds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

A disruption of the Internet may affect bitcoin operations, which may adversely affect the bitcoin industry and an investment in the Trust.

The Bitcoin network relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the Bitcoin network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

The Bitcoin network’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin network, is by voluntary consensus and open competition. In other words, the Bitcoin network has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of the Bitcoin network may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of the Bitcoin network has been overseen by the core developers. However, the Bitcoin network would cease to operate successfully without both miners and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Bitcoin network. As a general matter, the governance of the Bitcoin network generally depends on most of members of the Bitcoin community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Bitcoin network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. Deeply-held differences of the opinion have led to forks in the past, such as between Bitcoin and Bitcoin Cash, and could lead to additional forks in the future, with potentially divisive effects. The Bitcoin network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the Bitcoin network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of bitcoin to decline. If the Bitcoin community is unable to reach consensus in the future, it could have adverse consequences for the network or lead to a fork, which could affect the value of bitcoin.

Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.

The Bitcoin network uses a cryptographic protocol to govern the interactions within the Bitcoin network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that, if accepted by miners and users, could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin, which could undermine the appeal and market value of bitcoin. Alternatively, software upgrades and other changes to the protocols of the Bitcoin network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Bitcoin network or bitcoins. As a result, the Bitcoin network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of the Bitcoin network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and an investment in the Trust.

The Bitcoin network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development. As the Bitcoin network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin network protocol. Although the Bitcoin network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Bitcoin network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Bitcoin network. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Bitcoin network. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Trust may be adversely affected.

A temporary or permanent “fork” of the Bitcoin Blockchain could adversely affect an investment in the Trust.

Bitcoin software is open source. Any user can download the software, modify it and then propose that the core developers, users and miners adopt the modification. When a modification is introduced by the core developers and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network continues to operate uninterrupted on a single blockchain. However, if less than a substantial majority of users and miners consent to the proposed modification, but the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin network (and the blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin network running in parallel, but with each version’s bitcoin lacking interchangeability, and with different blockchains. Such a fork in the Bitcoin Blockchain typically would be addressed by community-led efforts to merge the forked Bitcoin Blockchains, and several prior forks have been so merged. Since the Bitcoin network’s inception, modifications to the Bitcoin network have generally been accepted by the majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system and the focal point of the majority of developer activity. There is no assurance, however, that this will continue to be the case, and if it is not, then the price of bitcoin could be negatively affected. The original blockchain and the forked blockchain could potentially compete with each other for users, developers, and miners, leading to a loss of these for the original blockchain. A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software miners and users run. It is also possible that, in a future accidental or unintentional fork, a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two blockchains, resulting in a permanent fork. Any of these events could cause bitcoin to decline in value.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued digital assets exchanges through at least October 2016. A digital assets exchange announced in July 2016 that it had lost 40,000 Ether Classic, worth about $100,000 at that time, as a result of replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the network that retained or attracted less mining power, thereby making digital assets that rely on that network, which could include bitcoin, more susceptible to attack. Any of these events could cause the Bitcoin network to be less attractive to potential users, or cause a decline in speculative interest, and thereby cause bitcoin to decline in value.

Forks have occurred already to the Bitcoin network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others. If another fork occurs, the Trust would hold equal amounts of both the original bitcoin and the alternative forked asset. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative bitcoin that the Trust may receive. Typically, the holder of bitcoin has no discretion in a hard fork; it merely has the right to claim the new forked asset on a pro rata basis while it continues to hold the same number of bitcoin.

The Trust Agreement stipulates that if such a transaction does occur, the Trust will as soon as possible direct the Bitcoin Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. However, the Trust may not be able, or it may not be practical, to secure the new asset or realize any economic benefit from it, and neither the Trust nor the Sponsor is under any obligation to do so.

For example, the Trust is under no obligation to claim the forked asset if doing so is impossible, impractical, prohibited by law, operationally burdensome, will expose the Trust, the Sponsor, or the Trust’s (original) bitcoin holdings to risk, may cause the Trust to fail to qualify as a grantor trust under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought, unjustified given the costs of taking possession and/or maintaining ownership of the forked asset exceed the benefits of owning the forked asset, or is otherwise inadvisable, in each case, as determined by the Sponsor in its sole and absolute discretion, taking into account whatever factors it deems necessary or appropriate. Alternatively, the Bitcoin Custodian may not agree to provide the Trust with access to the new asset. Pursuant to the Custody Agreement, the Bitcoin Custodian will make a determination, in its sole discretion, whether to support a forked asset. In the event the Bitcoin Custodian chooses to not support the forked asset, it may, in its discretion, allow a one-time withdrawal of the forked asset by the Trust, or the Bitcoin Custodian may elect not to pursue obtaining such forked asset on behalf of the Trust. There is no guarantee that the Bitcoin Custodian will support a forked asset or that the Trust will be able to make a one-time withdrawal of a forked asset that is not supported by the Bitcoin Custodian. Even if the Bitcoin Custodian supports a forked asset or the Trust is able to make a one-time withdrawal of a forked asset, the Sponsor may be unable to make arrangements for the new cryptocurrency to be sold. For these or other reasons, the Sponsor may determine, in its sole and absolute discretion, to cause the Trust to irrevocably and permanently abandon, for no consideration, such forked assets.

Similarly, neither the Trust nor the Sponsor shall be under any obligation to claim or attempt to secure or realize any economic benefit from “airdropped” assets, and the Sponsor may determine, in its sole and absolute discretion, to cause the Trust to irrevocably and permanently abandon, for no consideration, such forked assets.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Bitcoin, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin network. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, security vendors and MarketVector on what is generally accepted as Bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

A hard fork could change the source code to the Bitcoin network, including the 21 million bitcoin supply cap.

In principle a hard fork could change the source code for the Bitcoin network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the 21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the value of the Shares.

The Bitcoin Blockchain could be vulnerable to a “51% attack”, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

If the majority of the processing power dedicated to mining on the Bitcoin network is controlled by a bad actor (often referred to as a “51% attack”), it may be able to alter the Bitcoin Blockchain on which the Bitcoin network and bitcoin transactions rely. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions. Further, a bad actor could “double-spend” its own bitcoin (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions, while continuing to mine new bitcoin and confirm its own blocks, for so long as it maintained control. If the Bitcoin community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the Bitcoin Blockchain may be impossible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin network.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Any similar attacks on the Bitcoin network could negatively impact the value of bitcoin and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Bitcoin network since its early days, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network since the Bitcoin blockchain’s genesis block was mined in 2009, and others have come close. The possible crossing or near-crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. Also, there have been reports that two mining pools recently controlled in excess of 50% of the aggregate mining power on the Bitcoin network and may do so now or in the future. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares. Also, if miners experience financial or other difficulties on a large scale and are unable to participate in mining activities, whether due to a downturn in the Bitcoin market or other factors, the risks of the Bitcoin network becoming more centralized could increase.

A malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin network, the risk that a malicious actor may be able to obtain control of the Bitcoin network in this manner exists.

If miners expend less processing power on the Bitcoin network, it could increase the likelihood of a malicious actor obtaining control.

Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Bitcoin network, which would enable them to manipulate the Bitcoin Blockchain and hinder transactions. Any reduction in confidence in the transaction confirmation process or processing power of the Bitcoin network may adversely affect an investment in the Trust.

Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Bitcoin Blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the Bitcoin network, could quickly collapse, and an investment in the Trust may be adversely affected.

Currently, there is relatively small use of bitcoin in the retail and commercial marketplace in comparison to relatively large use by speculators and those perceiving bitcoin as a store of value, thus contributing to price volatility that could adversely affect an investment in the Trust.

Certain merchants and major retail and commercial businesses have only recently begun accepting bitcoin and the Bitcoin network as a means of payment for goods and services. Consumer use of bitcoin to pay such retail and commercial outlets, however, remains limited. Yet, market speculators and investors seeking to profit from the short- or long-term holding of bitcoin generate a significant portion of demand for bitcoin, which can contribute to price volatility, which in turn can make bitcoin less attractive to merchants and commercial parties as a means of payment. A lack of expansion by bitcoin into retail and commercial markets or a contraction of such use may result in a reduction in the price of bitcoin, which could adversely affect an investment in the Trust.

Due to the unregulated nature and lack of transparency surrounding the operations of bitcoin exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of bitcoin and, consequently, the value of the Shares.

Digital asset trading platforms or exchanges, including bitcoin exchanges, are relatively new and, in some cases, unregulated. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of bitcoin trading.

Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports may indicate that the digital asset exchange market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the digital asset exchange market than is commonly understood. Nonetheless, any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

In addition, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex and the Shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Negative perception, a lack of stability in the digital asset markets and the closure or temporary shutdown of digital asset exchanges due to fraud, failure, security breaches, or government-mandated regulation or enforcement actions may reduce confidence in the Bitcoin network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the MarketVectorTM Bitcoin Benchmark Rate may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin are generated through a process referred to as “mining.” If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, including due to an increase in electricity costs or a decline in the market price or amount of bitcoin issued as a mining reward, or if mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

Digital asset networks face significant scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, and impose constraints on transaction processing speed (“throughput”).

As of December 31, 2020, the Bitcoin Network could handle approximately three to seven transactions per second. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. In August 2017, the Bitcoin network was upgraded with a technical feature known as “Segregated Witness” with the promise of increasing the number of transactions per second that can be handled on-chain and enabling so-called second layer solutions, such as the Lightning Network or payment channels, that have the potential to increase transaction throughput by processing certain transactions outside the main Bitcoin Blockchain. However, this upgrade, and second layer solutions generally, may fail to achieve the expected benefits or widespread adoption. An increasing number of wallets and digital asset intermediaries, such as exchanges, have begun supporting Segregated Witness and the Lightning Network, or similar technology. However, the Lightning Network does not yet have material adoption as of the date of this registration statement, and there are open questions about Lightning Network services, such as its cost and who will serve as intermediaries, among other questions.

If increases in throughput on the Bitcoin network lag behind growth in usage of bitcoin, average fees and settlement times may increase considerably. For example, the Bitcoin network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2019, bitcoin transaction fees have increased from $0.18 per bitcoin transaction, on average, to a high of $60.95 per transaction, on average, on April 20, 2021. As of December 31, 2022, bitcoin transaction fees were $1.17 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. In May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the bitcoin blockchain, caused transaction fees to temporarily spike above $30 per transaction. As of May 22, 2023, bitcoin transaction fees were averaging $3.82 per transaction.

Many developers are actively researching and testing scalability solutions for public blockchains. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Bitcoin network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

New competing digital assets may pose a challenge to bitcoin’s current market position, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has resulted in the Bitcoin network evolving into the most well-developed network of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin Blockchain than any other digital asset. Having a large mining network provides users confidence regarding the security and long-term stability of the Bitcoin network. This in turn creates a domino effect that inures to the benefit of the Bitcoin network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin network, which could lead to a decline in the value of bitcoin.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of bitcoins and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.

Prices of bitcoin may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the bitcoin market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the bitcoin market. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including bitcoin), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the bitcoin market, and affect the value of bitcoin, and in turn impact an investment in the Shares.

Operational cost may exceed the award for solving blocks or transaction fees. Increased transaction fees may adversely affect the usage of the Bitcoin network.

The Bitcoin network is designed to periodically reduce the fixed award given to miners for solving new blocks (the “block reward”), most recently in May 2020, when the block reward reduced from 12.5 to 6.25 bitcoin. As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Increased transaction fees may motivate market participants, such as merchants or commercial institutions, to switch from bitcoin to another digital asset or back to fiat currency as their preferred medium of exchange. Decreased demand for bitcoin may adversely affect its price, which may adversely affect an investment in the Trust.

To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in mined blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin Blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Also, some miners have financed the acquisition of mining equipment or the development or construction of infrastructure to perform mining activities by borrowing. If such miners experience financial difficulties and are unable to pay back their borrowings, their mining capacity could become unavailable to the Bitcoin network, which could conceivably result in disruptions in recording transactions on the Bitcoin network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Bitcoin network and could prevent the Trustee from completing transactions associated with the day-to-day management of the Trust, including creations and redemptions of the Shares in exchange for bitcoin with APs.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to exceed the costs of mining, miners may operate at a loss or cease operations. If the award does not exceed the costs of mining in the long-term, miners may have to cease operations entirely. If miners cease their operations, this could have a negative impact on the Bitcoin network and could adversely affect the value of the bitcoin held by the Trust. If the awards for mining blocks or the transaction fees for recording transactions on the Bitcoin network are not sufficiently high to incentivize miners, miners may cease expending processing power to mine blocks and confirmations of transactions on the Bitcoin Blockchain could be slowed.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Bitcoin network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Bitcoin Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a low marginal cost of validating unconfirmed transactions. If miners demand higher transaction fees for recording transactions in the Bitcoin Blockchain or a software upgrade automatically charges fees for all transactions on the Bitcoin network, the cost of using bitcoin may increase and global markets may be reluctant to accept bitcoin as a means of payment. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the bitcoin network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Bitcoin network, the value of bitcoin and the value of the Shares.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin network and an investment in the Trust.

Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.

If profit margins of bitcoin mining operations are not high, miners may elect to immediately sell bitcoin earned by mining, resulting in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Bitcoin network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the Bitcoin network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin network validators and have more defined, regular expenses and liabilities. In addition, mining operations may choose to immediately sell bitcoin earned from their operations into the global bitcoin market. In past years, individual miners are believed to have been more likely to hold newly mined bitcoin for more extended periods. The immediate selling of newly mined bitcoin would increase the supply of bitcoin on the bitcoin market, creating downward pressure on the price of bitcoin.

A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new bitcoin mined each day will be sold into the bitcoin market more rapidly, thereby reducing bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Congestion or delay in the Bitcoin network may delay purchases or sales of bitcoin by the Trust.

The size of each block on the Bitcoin Blockchain is currently limited, and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Bitcoin network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Bitcoin network. Any delay in the Bitcoin network could affect the Trust’s ability to buy or sell bitcoin at an advantageous price, or may create the opportunity for a bad actor to double spend bitcoin, resulting in decreased confidence in the Bitcoin network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Bitcoin network and the value of the Trust would be adversely affected.

Electricity usage.

Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin, or the operation of the Bitcoin network, and accordingly decrease the value of the Shares.

Failure of funds that hold digital assets to receive SEC approval to list their shares on exchanges could adversely affect the value of the Shares.

There have been a growing a number of attempts to list on national securities exchanges the shares of funds that hold digital assets. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. However, the SEC has repeatedly denied such requests. If exchange-listing requests continue to be denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Shares.

Risks Associated with the MarketVectorTM Bitcoin Benchmark Rate

The MarketVectorTM Bitcoin Benchmark Rate has a limited history.

The MarketVectorTM Bitcoin Benchmark Rate was developed by MarketVector and has a limited history. MarketVector has substantial discretion at any time to change the methodology used to calculate the MarketVectorTM Bitcoin Benchmark Rate, including the exchanges that contribute prices to the Trust’s NAV. MarketVector does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the MarketVectorTM Bitcoin Benchmark Rate will appropriately track the price of bitcoin in the future.

The MarketVectorTM Bitcoin Benchmark Rate is based on various inputs which may include price data from various third-party exchanges and markets. MarketVector does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. The MarketVectorTM Bitcoin Benchmark Rate could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The MarketVectorTM Bitcoin Benchmark Rate could fail to track the global bitcoin price, and a failure of the MarketVectorTM Bitcoin Benchmark Rate could adversely affect the value of the Shares.

Although the MarketVectorTM Bitcoin Benchmark Rate is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the bitcoin exchanges used in calculating the MarketVectorTM Bitcoin Benchmark Rate, and such transactions may take place at prices materially higher or lower than the MarketVectorTM Bitcoin Benchmark Rate. Moreover, there may be variances in the prices of bitcoin on the various bitcoin exchanges used in calculating the MarketVectorTM Bitcoin Benchmark Rate, including as a result of differences in fee structures or administrative procedures on different exchanges. While the MarketVectorTM Bitcoin Benchmark Rate provides a U.S. dollar-denominated composite index for the price of bitcoin based on, at any given time, the prices on each such Constituent Exchange or pricing source may not be equal to the value of a bitcoin as represented by the Index. It is possible that the price of bitcoins on the bitcoin exchanges could be materially higher or lower than the MarketVectorTM Bitcoin Benchmark Rate price. To the extent the MarketVectorTM Bitcoin Benchmark Rate price differs materially from the actual prices available on a bitcoin exchange used to calculate it, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoins. To the extent such prices differ materially from the MarketVectorTM Bitcoin Benchmark Rate, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

If the MarketVectorTM Bitcoin Benchmark Rate is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoins. To the extent such prices differ materially from the market price for bitcoin, investors may lose confidence in the Shares’ ability to track the market price of bitcoins, which could adversely affect the value of the Shares.

MarketVector has analyzed bitcoin exchange data and developed insights that have informed MarketVector’s understanding of the bitcoin market and the design of the Trust. If such data or insights are inaccurate or incorrect, the value of an investment in the Trust may be adversely affected.

MarketVector has relied upon bitcoin market data in developing its analysis of the bitcoin market. This analysis has informed MarketVector’s understanding of the bitcoin market, the design of the Trust and the design of the MarketVectorTM Bitcoin Benchmark Rate. The continued viability of the Trust relies upon access to accurate data, and MarketVector’s continued ability to effectively analyze such data. If data is inaccurate or becomes unavailable, or if MarketVector’s analysis of such data is incorrect, the value of an investment in the Trust may be adversely affected.

The MarketVectorTM Bitcoin Benchmark Rate used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.

The price of bitcoin on public digital asset exchanges has a limited history, and during this history, bitcoin prices on the digital asset markets more generally, and on digital asset exchanges individually, have been volatile and subject to influence by many factors, including operational interruptions. While the MarketVectorTM Bitcoin Benchmark Rate is designed to limit exposure to the interruption of individual digital asset exchanges, the MarketVectorTM Bitcoin Benchmark Rate, and the price of bitcoin generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible bitcoin exchanges is limited, the MarketVectorTM Bitcoin Benchmark Rate will necessarily be composed of a limited number of bitcoin exchanges. If a bitcoin exchange were subjected to regulatory, volatility or other pricing issues, in the case of the MarketVectorTM Bitcoin Benchmark Rate, the calculation agent would have limited ability to remove such bitcoin exchange from the MarketVectorTM Bitcoin Benchmark Rate, which could skew the price of bitcoin as represented by the MarketVectorTM Bitcoin Benchmark Rate. Trading on a limited number of bitcoin exchanges may result in less favorable prices and decreased liquidity of bitcoin and, therefore, could have an adverse effect on the value of the Shares.

The MarketVectorTM Bitcoin Benchmark Rate price being used to determine the net asset value of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s net asset value determined using the MarketVectorTM Bitcoin Benchmark Rate pricing.

The Trust will determine the net asset value of the Trust on each Business Day based on the value of bitcoin as reflected by the MarketVectorTM Bitcoin Benchmark Rate. The methodology used to calculate the MarketVectorTM Bitcoin Benchmark Rate to value bitcoin in determining the net asset value of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the MarketVectorTM Bitcoin Benchmark Rate is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Creation Baskets, the Sponsor’s management fee and other expenses borne by the Trust will be determined using the Trust’s net asset value determined daily based on the MarketVectorTM Bitcoin Benchmark Rate. Such net asset value of the Trust determined using the MarketVectorTM Bitcoin Benchmark Rate may differ, in some cases significantly, from the net asset value reported in the Trust’s periodic financial statements.

The Sponsor can remove the MarketVectorTM Bitcoin Benchmark Rate and use a different pricing or valuation methodology instead.

Under the Trust Agreement, the Sponsor has the exclusive authority to select, remove, change, or replace the pricing or valuation methodology or policies used to value the Trust’s assets and determine NAV and NAV per Share, in its sole discretion. The Sponsor has the right to change the pricing source used to determine NAV and NAV per Share from the MarketVectorTM Bitcoin Benchmark Rate to a different source or index.

Risk Associated with Investing in the Trust

The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.

The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin and the bitcoin exchanges included in the MarketVectorTM Bitcoin Benchmark Rate that may have an adverse effect on the price of the Shares. These factors include the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of bitcoin have been developed specifically for this product;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Bitcoin Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•	service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust’s ability to operate.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

The NAV may not always correspond to the market price of bitcoin and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Creation Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per Share.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Creation Baskets are created and redeemed.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Creation Baskets may adversely affect an investment in the Shares of the Trust.

Authorized Participants’ purchase of bitcoin in connection with Creation Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when Creation Baskets are created. The market price of bitcoin may therefore decline immediately after Creation Baskets are created.

Selling activity associated with sales of bitcoin by Authorized Participants in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by Authorized Participants may have on the price of bitcoin, sales and purchases of bitcoin by similar investment vehicles (if developed) could impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Creation Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Creation Baskets or cause them to not create or redeem Creation Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The market for exchange-traded Bitcoin Futures has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market for the ability to hedge against the price of bitcoin with exchange-traded Bitcoin Futures.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Creation Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Creation Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Trust. Investors should review closely the objective and strategy of the Trust and redemption rights, as discussed herein, and familiarize themselves with the risks associated with an investment in the Trust.

The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, likely will be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Bitcoin is a relatively new asset with a limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products. It may be difficult to execute a bitcoin trade at a specific price when there is a relatively small volume of buy and sell orders in the bitcoin market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its bitcoin, or making it more difficult for Authorized Participants to acquire or liquidate bitcoin as part of the creation and/or redemption of Shares of the Trust. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in bitcoin, which is highly concentrated.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include, without limitation: (1) Authorized Participants’ ability and willingness to purchase and sell bitcoin in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Bitcoin network; (3) the bitcoin market becoming illiquid or disrupted; (4) the Trust’s Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; (7) accounting standards; and (8) the MarketVectorTM Bitcoin Benchmark Rate becoming disrupted or unavailable.

The amount of bitcoin represented by the Shares will decline over time.

The amount of bitcoin represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor Fee, and to pay for litigation expenses or other extraordinary expenses. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.

Each outstanding Share represents a fractional, undivided interest in the bitcoin held by the Trust. The Trust does not generate any income and transfers bitcoin to pay for the Sponsor Fee, and to pay for litigation expenses or other extraordinary expenses. Therefore, the amount of bitcoin represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of bitcoin over time, as the amount of bitcoin required to create Shares proportionally reflects the amount of bitcoin represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant bitcoin price, the trading price of the Shares is expected to gradually decline relative to the price of bitcoin as the amount of bitcoin represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of bitcoin represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

If the Custody Agreement is terminated or the Bitcoin Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s bitcoins, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Bitcoin Custodian to operate. The Bitcoin Custodian performs essential functions in terms of safekeeping the Trust’s bitcoin and facilitates the transfer of bitcoin to the Trust by APs and from the Trust in connection with redemptions and to pay the Sponsor’s management fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If the Bitcoin Custodian fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Creation Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

The Sponsor could decide to replace the Bitcoin Custodian as the custodian of the Trust’s bitcoins. Transferring maintenance responsibilities of the Trust’s account with the Bitcoin Custodian to another party will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Alternatively, the Trustee could decide to replace the Bitcoin Custodian as the custodian of the Trust’s bitcoins, pursuant to the Custody Agreement. Similarly, the Bitcoin Custodian under the Custody Agreement may terminate the Custody Agreement upon providing the applicable notice to the Trust for any reason, or immediately under certain circumstances. Transferring maintenance responsibilities of the Trust’s account at the Bitcoin Custodian to another custodian will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. Also, if the Bitcoin Custodian becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform its obligations under the Custody Agreement with the Trust, or abruptly discontinues the services it provides to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custody Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custody Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.

The Sponsor is solely responsible for determining the value of the bitcoin holdings and bitcoin holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor has the exclusive authority to determine the Trust’s NAV and the Trust’s NAV per share, which it has delegated to the Administrator. The Administrator will determine the Trust’s bitcoin holdings and bitcoin holdings per Share on a daily basis as soon as practicable after 4:00 p.m. Eastern time on each business day. The Administrator’s determination is made utilizing data from the operations of the Trust and the MarketVectorTM Bitcoin Benchmark Rate, calculated at 4:00 p.m. Eastern time on such day. To the extent that the bitcoin holdings or bitcoin holdings per Share are incorrectly calculated, the Sponsor may not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

If the Trustee determines in good faith that the MarketVectorTM Bitcoin Benchmark Rate does not reflect an accurate bitcoin price, then the Trustee will instruct the Trust Administrator to employ an alternative method to determine the fair value of the Trust’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply and the Sponsor may make this determination in its sole discretion. The Administrator may calculate the NAV in a manner that ultimately inaccurately reflects the price of bitcoin. To the extent that the Trust’s NAV and the Trust’s NAV per share, the MarketVectorTM Bitcoin Benchmark Rate, or the Trustee’s, the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustee may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the index used to calculate NAV or other valuation method used to calculate the net asset value of the Trust. Any such change in the index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

To the extent the methodology used to calculate the MarketVectorTM Bitcoin Benchmark Rate is deemed not to be consistent with GAAP, the Trust’s periodic financial statements may not utilize the Trust’s NAV or the Trust’s NAV per share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements. To the extent that such valuation sources and policies used to prepare the Trust’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Trust’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodian under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the bitcoin holdings of the Trust and the value of the Shares.

Regulatory Risk

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including bitcoin and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform

Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data.

Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

The 1940 Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the 1940 Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future legal or regulatory developments may negatively affect the value of bitcoin or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, although bitcoin is currently understood to be a commodity when transacted on a spot basis, bitcoin itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in bitcoin to full CFTC regulatory jurisdiction. Alternatively, in the future bitcoin might be classified by the SEC as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. If bitcoin is in the future determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it would likely have material adverse consequences for the value of bitcoin. For example, it may become more difficult or impossible for bitcoin to be traded, cleared and custodied in the United States as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of bitcoin and cause users to migrate to other digital assets.

To the extent that bitcoin is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including bitcoin, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including bitcoin. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Bitcoin Custodian. It is possible that such amendments, if adopted, could prevent the Bitcoin Custodian from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements under the Custody Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the role that the Bitcoin Custodian currently plays, the Trust’s operations (including in relation to creations and redemptions of Creation Baskets and the holding of bitcoin) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected.

Further, the proposed amendments could have a severe negative impact on the price of bitcoin and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to bitcoin, or causing certain holders of bitcoin to sell their holdings.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

If regulators or public utilities take actions that restrict or otherwise impact mining activities, there may be a significant decline in such activities, which could adversely affect the Bitcoin network and the value of the Shares.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of December 31, 2022, approximately 245 million tera hashes are performed every second in connection with mining on the Bitcoin network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin network, and consequently adversely impact the value of the Shares.

Trading on bitcoin exchanges outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. exchanges.

Barring a liquidation of the Trust or extraordinary circumstances, the Trust does not purchase or sell bitcoin. In the event of a fork, however, the Trust will distribute the forked cryptoasset and return proceeds to the Sponsor, as agent for the Shareholders, and the Sponsor will sell the forked cryptoasset and distribute the proceeds to Shareholders. Similarly, in the event of a forced liquidation, the Trust may be required to sell bitcoin as well.

To the extent any of the Trust’s trading is conducted on bitcoin exchanges outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of bitcoin, mining activity or the operation of their networks or the global bitcoin markets in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Bitcoin network), the digital asset markets (including the bitcoin market), and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict manufacturers’ ability to produce or sell semiconductors or hard drives in connection with bitcoin mining, it would have a material adverse effect on digital asset networks (including the Bitcoin network), the digital asset market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In May 2021, the Chinese government announced renewed efforts to restrict cryptocurrency trading and mining activities. Regulators in the Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime.

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Furthermore, legal claims have been filed in the United Kingdom by an entity associated with an individual named Craig Wright. The entity alleges that the private keys to bitcoin purportedly worth several billion dollars were rendered inaccessible to it in a hack, and advances a series of novel legal theories in support of its request that the court compel certain core developers associated with the Bitcoin network to either somehow transfer the bitcoin out of the bitcoin address to which the entity no longer can access the private keys to a new bitcoin address that it currently does control, or alternatively amend the source code to the Bitcoin network itself to restore its access to the stranded bitcoin. In 2022, the High Court dismissed the claims, finding that the entity had not established a serious issue to be tried. However, in February 2023, the Court of Appeals unanimously overruled the High Court’s decision, holding that there was a serious issue to be tried. If a court decides to grant the relief requested, it is possible that wide-ranging and fundamental changes to the source code, operations, and governance of, and basic principles underlying, the Bitcoin network might be required, and a loss of public confidence in the Bitcoin network could result. Alternatively, bitcoin could face obstacles to use or in the United Kingdom, which could reduce adoption. Courts in other jurisdictions could take similar positions. These or other possible outcomes could lead to a decrease in the value of bitcoin, which could negatively impact the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoin. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its bitcoin. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Tax Risk

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

The Trust may take certain positions with respect to the tax consequences of forked assets. If the IRS were to disagree with, and successfully challenge, any of these positions, the Trust might not qualify as a grantor trust.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss and (in certain circumstances) withholding taxes. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it generally would be classified as a corporation for such purposes. If it were treated as a corporation, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%), plus possible state and/or local taxes, on its net taxable income, and certain distributions made by the Trust to Shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a

non-U.S. person for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The treatment of digital currency for U.S. federal income tax purposes is uncertain.

Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the Bitcoin (and, if applicable, any forked assets) held in the Trust. Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.

In 2014, the Internal Revenue Service (“IRS”) released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust will hold certain types of digital currency that are not within the scope of the Notice.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital currencies for U.S. federal income tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of bitcoin in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital currencies in general.

Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency, such as bitcoin, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, including on the price of bitcoin in digital asset exchanges, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital currencies for fiat currency), and states that have issued guidance on their tax treatment of digital currencies could update or change their tax treatment of digital currencies. It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally.

The treatment of digital currencies for tax purposes by non U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of Bitcoin users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for Bitcoin in such jurisdiction.

Any future guidance on the treatment of digital currencies for state, local or non U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of bitcoin in digital asset exchanges. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). Tax-exempt Shareholders should consult their tax advisers regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of bitcoin (such as sales of bitcoin to obtain fiat currency with which to pay the Sponsor Fee or Trust expenses, and including deemed sales of bitcoin as a result of the Trust using bitcoin to pay the Sponsor Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

A hard “fork” of the Bitcoin blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the Bitcoin Blockchain, the Trust could hold both the original bitcoin and the alternative new bitcoin. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Trust Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute bitcoin. The Trust shall treat whichever asset the Sponsor determines is not bitcoin as forked assets. The Sponsor could determine, in its sole discretion, to take action to claim such forked assets, including selling forked assets and distributing the cash proceeds to Shareholders, or distributing forked assets in-kind to the Shareholders or to an agent acting on behalf of the Shareholders for sale by such agent.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of forked assets.

The receipt, distribution and/or sale of the alternative bitcoin may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Other Risks

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

•	the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

•	the Trust has agreed to indemnify the Sponsor, the the Trustee and their respective affiliates pursuant to the Trust Agreement;

•	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

•	the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

•	MarketVector, which is the index administrator of the MarketVectorTM Bitcoin Benchmark Rate, is an affiliate of the Sponsor;

•	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

•	affiliates of the Sponsor may start to have substantial direct investments in bitcoin, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

•	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;

•	the Sponsor may appoint an agent to act on behalf of the Shareholders, including in connection with the distribution of any forked assets, which agent may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its bitcoins.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate.

Although the Bitcoin Custodian is a fiduciary with respect to the Trust’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Trust.

The Bitcoin Custodian is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)- 2(d)(6) under the Advisers Act and is licensed to custody the Trust’s bitcoins in trust on the Trust’s behalf. However, the Bitcoin Custodian may terminate the Custody Agreement immediately or upon providing the applicable notice provided under the Custody Agreement. If the Bitcoin Custodian resigns, is removed, or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may dissolve the Trust in accordance with the terms of the Trust Agreement.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders and Authorized Participants lack the right under the Custodian Agreement to assert claims directly against the Bitcoin Custodian, which significantly limits their options for recourse.

Neither the Shareholders nor any Authorized Participant have a right under the Custodian Agreement to assert a claim against the Bitcoin Custodian. Claims under the Custodian Agreement may only be asserted by the Trustee on behalf of the Trust.

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “[    ].” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin is extremely volatile, and concerns exist about the stability, reliability and robustness of many exchanges where bitcoin trade. In a highly volatile market, or if one or more exchanges supporting the bitcoin market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Bitcoin spot exchanges are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot bitcoin occurs on multiple trading venues that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these exchanges do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the NAV.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

The Sponsor is leanly staffed and relies heavily on key personnel.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Shareholders may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

The Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor Fee, without Shareholder consent. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial existing right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Notwithstanding the foregoing, the Sponsor shall have the right to increase or decrease the amount of the Sponsor Fee (i) upon three (3) business days’ prior notice of the increase or decrease being posted on the website of the Trust and (ii) upon three (3) business days’ prior written notice of the increase or decrease being given to the Trustee. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on bitcoin or other cryptocurrencies.

The Trust will compete with direct investments in bitcoin, other cryptocurrencies, Bitcoin Futures, and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. In addition, the Trust may reject a redemption order if (1) the order is not in proper form as described in the Authorized Participant Agreement, (2) the fulfillment of the order counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, prime broker, cash custodian or the Bitcoin Custodian make it for all practical purposes not feasible for the Shares to be delivered or the redemption distribution to be made. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

If such a suspension or postponement occurs at a time when an Authorized Participant intends to redeem Shares, and the price of bitcoin decreases before such Authorized Participant is able again to surrender for redemption Creation Baskets, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the bitcoin received from the Trust upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s bitcoin investments may be valued using techniques other than reliance on the price established by the MarketVectorTM Bitcoin Benchmark Rate. The value of the Shares of the Trust established by using the MarketVectorTM Bitcoin Benchmark Rate may be different from what would be produced through the use of another methodology. Bitcoin or other digital asset investments that are valued using techniques other than those employed by the MarketVectorTM Bitcoin Benchmark Rate, including bitcoin investments that are “fair valued,” may be subject to greater fluctuation in their value from one day to the next than would be the case if market-price valuation techniques were used.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, MarketVector, the administrator, transfer agent, and the Bitcoin Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

•	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus; exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

•	exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Trust has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Trust cannot predict if investors will find an investment in the Trust less attractive if it relies on these exemptions.

Risk Factors Related to ERISA

In General.

Notwithstanding the commercially reasonable efforts of the Sponsor, it is possible that the underlying assets of the Trust will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. If the assets of the Trust were deemed to be “plan assets,” this could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Trust and (ii) the possibility that certain transactions in which the Trust might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Trust from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Trust could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Trust or as co-fiduciaries for actions taken by or on behalf of the Trust or the Sponsor. There may be other federal, state, local, non-U.S. law or regulation that contains one or more provisions that are similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Trust.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Trust and of each Plan, and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Trust by such Plan is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.

BITCOIN, BITCOIN MARKET, BITCOIN EXCHANGES AND REGULATION OF BITCOIN

This section of the prospectus provides a more detailed description of bitcoin. In this prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties, while “Bitcoin network” refers to the peer-to-peer network and “Bitcoin Blockchain” refers to the blockchain ledger. When referring to the digital asset, bitcoin is written with a lower case “b”.

Bitcoin

Bitcoin is a digital asset that can be transferred among participants on the Bitcoin network on a peer-to-peer basis via the Internet. Unlike other means of electronic payments, bitcoin can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin.

Bitcoin Network – Overview

Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in using bitcoin for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers on the Bitcoin Blockchain and are associated with a pair of public and private keys. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address using the public and private keys. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

The amount of bitcoin associated with each bitcoin address is listed in a public ledger, referred to as a “blockchain.” Copies of the Bitcoin Blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Bitcoin Blockchain or be able to connect with another computer that holds a copy of the Bitcoin Blockchain.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses his or her bitcoin wallet software to create a data packet containing the proposed addition (often referred to as a “transaction”) to the Bitcoin Blockchain. The proposed transaction would reduce the sender’s address and increase the recipient’s address by the amount of bitcoin desired to be transferred, and is sent on a peer-to-peer basis to other computers participating in the Bitcoin network.

Bitcoin Protocol Development and Modifications

Bitcoin is an open source project with no central authority that controls the Bitcoin network, and anyone can review the underlying code and suggest changes. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” and who loosely oversee the development of its source code. There are many other compatible versions of Bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin protocol. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. However, because Bitcoin has no central authority, the release of updates to the Bitcoin network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other participants in the Bitcoin network. Users and miners must accept any changes made to the Bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to those Bitcoin users and miners who choose to download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—A temporary or permanent “fork” could adversely affect an investment in the Trust.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. In recent years, there have been several forks in the Bitcoin network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others. For example, on August 1, 2017, a group of developers and miners accepted certain changes to the Bitcoin network software intended to increase transaction capacity, while the rest of the Bitcoin network did not, causing a hard fork. Blocks mined on this new network, called Bitcoin Cash, now diverge from blocks mined on the Bitcoin network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and Bitcoin Cash now operate as separate, independent networks, and have different native digital assets (bitcoin versus bitcoin cash).

The Trust has adopted the following procedures to address situations involving a fork that results in the issuance of new cryptocurrency that the Trust may receive. The Trust Agreement stipulates that if such a transaction does occur, the Trust will as soon as possible direct the Bitcoin Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. However, the Trust may not be able, or it may not be practical, to secure or realize any economic benefit from the new asset, and the Trust is under no obligation to do so. For example, the Trust is under no obligation to claim the forked asset if doing so is impossible, impractical, prohibited by law, operationally burdensome, will expose the Trust, the Sponsor, or the Trust’s (original) bitcoin holdings to risk, may cause the Trust to fail to qualify as a grantor trust under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought, is unjustified given the costs of taking possession and/or maintaining ownership of the forked asset exceed the benefits of owning the forked asset, or is otherwise inadvisable, in each case, as determined by the Sponsor in its sole and absolute discretion, taking into account whatever factors it deems necessary or appropriate. Alternatively, the Bitcoin Custodian may not agree to provide the Trust with access to the new asset. There is no guarantee that the Bitcoin Custodian will support a forked asset or that the Trust will be able to make a one-time withdrawal of a forked asset that is not supported by the Bitcoin Custodian. Even if the Bitcoin Custodian supports a forked asset, the Sponsor may be unable to make arrangements for the new cryptocurrency to be sold. For these or other reasons, the Sponsor may determine, in its sole and absolute discretion, to cause the Trust to irrevocably and permanently abandon, for no consideration, such forked assets.

Core development of the Bitcoin network source code has increasingly focused on modifications of the Bitcoin network protocol to increase speed and scalability and also allow for non-financial, next generation uses. For example, following the activation of Segregated Witness on the Bitcoin network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One transaction on the Bitcoin Blockchain is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin Blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin network as a whole. Conversely, projects that operate and are built within the Bitcoin Blockchain may increase the data flow on the Bitcoin network and could either bloat the size of the Bitcoin Blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin Blockchain or the Bitcoin network.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

A user’s digital signature is generated via usage of the user’s so-called “private key,” one of two numbers in a so-called cryptographic “key pair.” A key pair consists of a “public key” and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

Public keys are associated with bitcoin addresses that are publicly known and can accept a bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

A user’s bitcoin address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a bitcoin user create a digital signature to transfer bitcoin to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin.

The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is a bearer asset, similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often employ sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Bitcoin Custodian” below.

The Bitcoin network incorporates a system to prevent double spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download special mining software, which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network, and also has the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations imposed by the Bitcoin network’s software protocol, called “proof of work”, in order to validate proposed transactions and bundle them into a data packet known as a “block”. The first miner who successfully solves the cryptographic puzzle imposed by the Bitcoin network’s software protocol is permitted to add a block of transactions to the Bitcoin Blockchain and is rewarded by a grant of 6.25 newly-issued bitcoin, known as the “block reward”. Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a “mining” process subject to a strict, well-known issuance schedule. Block rewards for mining are the method by which new bitcoin is issued. The supply of bitcoin is limited to 21 million by the Bitcoin network’s software protocol. Miners may also be paid an optional transaction fee by the users whose transactions are contained in the mined block.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; as a result, individual miners and mining pools on the Bitcoin network engage in a competitive process of constantly increasing their computing power to improve their individual likelihood of solving new blocks. As more miners join the Bitcoin network and its processing power increases, or if miners leave the Bitcoin network and its processing power declines, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

Bitcoin Market and Bitcoin Exchanges

Bitcoin can be transferred in direct peer-to-peer transactions through the direct sending of bitcoin over the Bitcoin Blockchain from one bitcoin address to another. Among end-users, bitcoin can be used to pay other members of the Bitcoin network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Bitcoin Blockchain or through third-party service providers.

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

A bitcoin exchange provides investors with a website that permits investors to open accounts with the exchange and then purchase and sell bitcoin. Prices for trades on bitcoin exchanges are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the exchange, or a previously acquired digital asset, before they can purchase or sell assets on the exchange. The process of establishing an account with a bitcoin exchange and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin network, while the former is an activity that occurs entirely on the private website operated by the exchange. The exchange typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The exchange ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in their exchange account to an off-exchange bitcoin wallet.

Outside of exchanges, Bitcoin can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for bitcoin, investment managers, proprietary trading firms, high-net-worth individuals that trade bitcoin on a proprietary basis, entities with sizeable bitcoin holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of bitcoin. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on bitcoin spot exchanges.

Although bitcoin was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include Ethereum, Bitcoin Cash, and litecoin. The category and protocols are still being defined and evolving.

Authorized Participants will deliver, or facilitate the delivery of, bitcoin or cash to the Trust’s account with the Bitcoin Custodian in exchange for Shares of the Trust, and the Trust, through the Bitcoin Custodian, will deliver bitcoin or cash when such Authorized Participants redeem Shares of the Trust. Based on the CryptoCompare Exchange Benchmark, MarketVector selects the top five exchanges by rank for inclusion in the MarketVectorTM Bitcoin Benchmark Rate, which the Trust will then use to price its NAV at the end of every business day. See “The Trust and Bitcoin Prices—Description of the MarketVectorTM Bitcoin Benchmark Rate Construction and Maintenance” for more information.

Regulation of Bitcoin and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. For more information, see “Risk Factors— Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of bitcoins, mining activity, digital wallets, the provision of services related to trading and custodying bitcoin, the operation of the Bitcoin network, or the digital asset markets generally.”

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin network, the bitcoin markets, and their users, particularly bitcoin exchanges and service providers that fall within such jurisdictions’ regulatory scope. For more information, see “Risk Factors— Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of bitcoin, mining activity or the operation of their networks or the global bitcoin markets in a manner that adversely affects the value of the Shares.”

The effect of any future regulatory change on the Trust or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND BITCOIN PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust’s investment objective is to reflect the performance of the MarketVectorTM Bitcoin Benchmark Rate less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the reported MarketVectorTM Bitcoin Benchmark Rate, which is calculated based on prices contributed by exchanges that MarketVector believes represent the top five bitcoin exchanges, based on the industry leading CryptoCompare Exchange Benchmark review report. The Trust is sponsored by VanEck Digital Assets, LLC, a wholly-owned subsidiary of VanEck.

The Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use bitcoin by investing in the Trust’s Shares rather than purchasing, holding and trading bitcoin directly. The latter alternative would require selecting a bitcoin exchange and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Bitcoin Value

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more bitcoin exchanges where bitcoin is traded publicly and transparently.

On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuations of bitcoins. The below table reflects the trading volume (in thousands of USD) of each of the bitcoin exchanges included in the MarketVectorTM Bitcoin Benchmark Rate as of [      ], 2023 using data reported by MarketVector from [      ], 20[ ] to [      ], 2023:

Bitcoin Exchanges included in the MarketVectorTM Bitcoin Benchmark Rate as of [ ], 2023	Total Volume (in thousands of USD)
Bitstamp	$[ ]

Coinbase	$[ ]

Bitfinex	$[ ]

LMAX	$[ ]

Kraken	$[ ]

Trust Structure

The Sponsor designed the Trust in what it believes is a straight-forward structure to provide exposure to bitcoin. By utilizing the MarketVectorTM Bitcoin Benchmark Rate, the Trust draws prices for its Shares off of what it is in reality a “consolidated tape” for bitcoin, similar to the consolidated tapes or “ticker tapes” used by major stock exchanges to report trades and quotes. The term “consolidated” refers to the fact that securities, just like bitcoin, often trade on more than one exchange, and a consolidated tape reports not only a security’s trading activity on its primary listing exchange but the trading activity on all or substantially all exchanges on which it is traded.

The use of the MarketVectorTM Bitcoin Benchmark Rate is designed to eliminate from the NAV calculation pursuant to which the Trust prices its Shares those bitcoin exchanges with indicia of suspicious, fake, or non-economic volume. In addition, the use of five bitcoin exchanges is designed to mitigate the potential for idiosyncratic exchange risk, as the failure of any individual bitcoin exchange should not materially impact pricing for the Trust. Moreover, any attempt to manipulate the NAV would require a substantial amount of capital distributed across a majority of the five exchanges, and potentially coordinated activity across those exchanges, making it more difficult to conduct, profit from, or avoid the detection of market manipulation. The Sponsor believes that this is especially true in a well-arbitraged and distributed market, as MarketVector believes the real bitcoin market to be.

In addition to the above safeguards, the MarketVectorTM Bitcoin Benchmark Rate is calculated over twenty three-minute intervals pursuant to a methodology referred to as an equal-weighted average of the volume-weighted median price. The use of twenty consecutive three-minute segments over a sixty-minute period means a malicious actor would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times, potentially triggering review from the exchange or regulators, or both. The use of a “median” price by its nature limits the ability of outlier prices that may have been caused by attempts to manipulate the price on a particular exchange, to impact the NAV, as it systematically excludes those prices from the NAV calculation.

Description of the MarketVectorTM Bitcoin Benchmark Rate Construction and Maintenance

The Sponsor has entered into a licensing agreement with MarketVector to use the MarketVectorTM Bitcoin Benchmark Rate. The Trust is entitled to use the MarketVectorTM Bitcoin Benchmark Rate pursuant to a sub-licensing arrangement with the Sponsor. The MarketVectorTM Bitcoin Benchmark Rate is a U.S. dollar-denominated composite reference rate for the price of bitcoin. The index is calculated daily between 00:00 and 24:00 (CET) and the index values are disseminated to data vendors. The index is disseminated in USD and the closing and intraday value is calculated over twenty three-minute intervals pursuant to a methodology referred to as an equal-weighted average of the volume-weighted median price. The intra-day data available in the MarketVectorTM Bitcoin Benchmark Rate is published once every 15 seconds throughout each trading day. The intra-day levels and closing levels of the MarketVectorTM Bitcoin Benchmark Rate are published by MarketVector. The current exchange composition of the MarketVectorTM Bitcoin Benchmark Rate is Bitstamp, Coinbase, Bitfinex, LMAX and Kraken. The MarketVectorTM Bitcoin Benchmark Rate index was launched on [ ].

The underlying exchanges are sourced from the industry leading CryptoCompare Exchange Benchmark review report. CryptoCompare Exchange Benchmark was established in 2019 as a tool designed to bring clarity to the digital asset exchange sector by providing a framework for assessing risk and in turn bringing transparency and accountability to a complex and rapidly evolving market. The CryptoCompare Exchange Benchmark methodology utilizes a combination of qualitative and quantitative metrics to analyze a comprehensive data set, covering eight categories of evaluation. The categories of evaluation include legal/regulation, KYC/transaction risk, data provision, security, team/exchange, asset quality/diversity, market quality and negative events.

The legal/regulation category considers, among other inputs, an exchange’s offering of some form of cryptocurrency insurance and whether the exchange is registered as a money services business. The KYC/transaction risk category assesses an exchange’s market surveillance system, transaction protocols and KYC/AML procedures. Data provisions measure an exchange’s quality of connectivity and data processing, including its API average response time and order book availability, among others. The security category takes into account, among others, an exchange’s use of cold wallets, two-factor authentication policy, and encryption quality. The team/exchange category gauges the experience of an exchange’s senior leadership and funding sources, among others. Asset quality/diversity considerations include the fundamental health and mix of digital assets available on each exchange. The market quality category includes, but is not limited to, average spreads on exchange, volatility and volume correlation, and depth of market. Negative events impose a 5% penalty factor in determining the overall ranking of an exchange and captures negative events such as a flash crash, legal matters, or a large breach in data privacy.

The CryptoCompare Exchange Benchmark review report assigns a grade to each exchange which helps identify what it believes to be the lowest risk exchanges in the industry. Based on the CryptoCompare Exchange Benchmark, MarketVector initially selects the top five exchanges by rank for inclusion in the MarketVectorTM Bitcoin Benchmark Rate. If an eligible non-component exchange is in the top five by rank for two consecutive semi-annual reviews, it replaces the lowest ranked component exchange. If an eligible exchange is downgraded by two or more notches in a semi-annual review and is no longer in the top five by rank, it is replaced by the highest ranked non-

component exchange. Adjustments to exchange coverage are announced four business days prior to the first business day of each of March and September at 23:00 CET. The MarketVectorTM Bitcoin Benchmark Rate is rebalanced at 16:00:00 GMT/BST on the last business day of each of February and August.

CALCULATION OF NAV

The Sponsor believes that use of the MarketVectorTM Bitcoin Benchmark Rate mitigates against idiosyncratic exchange risk, as the failure of any individual exchange will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that there are multiple exchanges contributing prices to the MarketVectorTM Bitcoin Benchmark Rate used to calculate NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple exchanges simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.

In calculating the MarketVectorTM Bitcoin Benchmark Rate, the methodology captures trade prices and sizes from exchanges and examines twenty three-minute periods leading up to 4:00 p.m. Eastern time. It then calculates an equal-weighted average of the volume-weighted median price of these twenty three-minute periods, removing the highest and lowest contributed prices. Using twenty consecutive three-minute segments over a sixty-minute period means malicious actors would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times across exchanges, potentially triggering review. This extended period also supports Authorized Participant activity by capturing volume over a longer time period, rather than forcing Authorized Participants to mark an individual close or auction. The use of a median price eliminates the ability of outlier prices to impact the NAV, as it systematically excludes those prices from the NAV calculation. The use of a volume-weighted median (as opposed to a traditional median) protects against attempts to manipulate the NAV by executing a large number of low-dollar trades, because, any manipulation attempt would have to involve a majority of global spot bitcoin volume in a three-minute window to have any influence on the NAV. As discussed, trimming the highest and lowest prices further protects against attempts to manipulate the NAV, requiring bad actors to act on multiple exchanges at once to have any ability to influence the price.

The Trust’s NAV per Share is calculated by:

•	taking the current market value of its total assets;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. Eastern time. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. Eastern time. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. Eastern time and almost always by 8:00 p.m. Eastern time). The pause between 4:00 p.m. Eastern time and 5:30 p.m. Eastern time (or later) provides an opportunity to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, [ ] will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the price of bitcoin.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. Eastern time to 4:00 p.m. Eastern time. [      ] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

There are many instances in the market today where the IIV and the NAV of an ETF are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated bitcoin price as reflected on the contributing real bitcoin exchanges.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on December 17, 2020 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Amended and Restated Trust Agreement dated as [      ], 2023. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on December 8, 2020.

The Trust is not registered as an investment company under the 1940 Act and currently is not required to register under the 1940 Act, and the Sponsor is not registered as an investment adviser and currently is not required to register under the Investment Advisers Act in connection with its activities on behalf of the Trust. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act (“CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”). The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with their activity on behalf of the Trust.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Baskets. The creation and redemption of Creation Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the NAV of the Creation Baskets being created or redeemed. The total amount of bitcoin required for the creation of Creation Baskets will be based on the combined net assets represented by the number of Creation Baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified fee of [          ]. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will make its determination regarding the Sponsor Fee in respect of each day by reference to the Trust’s NAV as of that day. The Sponsor Fee will be accrue and be payable in U.S. dollars. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Sponsor from time to time will sell bitcoin, which may be facilitated by the Bitcoin Custodian, in such quantity as is necessary to permit payment of the Sponsor Fee and may also sell bitcoin, which may be facilitated by the Bitcoin Custodian, in such quantities as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Sponsor is authorized to sell bitcoin, which may be facilitated by the Bitcoin Custodian, at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than bitcoin. Accordingly, the amount of bitcoin to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of bitcoin.

Termination of the Trust

The Trust shall be dissolved at any time upon the happening of any of the following events:

•	a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoins or seizes, impounds or otherwise restricts access to the property of the Trust;

•	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of bitcoin for purposes of determining the net asset value of the Trust;

•	any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoins to U.S. Dollars; or

•	a certificate of dissolution or revocation of the Sponsor’s charter is filed (and ninety (90) days have passed after the date of notice to the Sponsor of revocation without a reinstatement of the Sponsor’s charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor (each of the foregoing events an “Event of Withdrawal”) has occurred unless (i) at the time there is at least one remaining Sponsor or (ii) within ninety (90) days of such Event of Withdrawal, the Trustee agrees in writing to continue the affairs of the Trust and to select, effective as of the date of such event, one or more successor Sponsors.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•	the SEC determines that the Trust is an investment company under the 1940 Act;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

•	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder;

•	the Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value or similar entities, or virtual currency businesses;

•	the Trust becomes insolvent or bankrupt;

•	the Bitcoin Custodian resigns or is removed without replacement;

•	all of the Trust’s bitcoin are sold;

•	the Sponsor determines that the property of the Trust in relation to the expenses of the Trust makes it unreasonable or imprudent to continue the affairs of the Trust;

•	the Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Internal Revenue Code of 1986, as amended (the “Code”);

•	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares and the Sponsor has not identified another depository that is willing to act in such capacity; or

•	the Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within one hundred and eighty (180) days.

In addition, the Trust may be dissolved if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Statutory Trust Act, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust.

Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Act at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

Amendments

The Trustee and the Sponsor may amend any provision of the Trust Agreement without the consent of any other person, including any registered owner or beneficial owner of the Trust, provided that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the registered owners or the beneficial owners of the Trust, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the registered owners of the Trust. Notwithstanding the foregoing, the Sponsor shall have the right to increase or decrease the amount of the Sponsor Fee (i) upon three (3) business days’ prior notice of the increase or decrease being posted on the website of the Trust and (ii) upon three (3) business days’ prior written notice of the increase or decrease being given to the Trustee. Every registered owner or beneficial owner of the Trust, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified fee.

The Sponsor is a wholly-owned subsidiary of VanEck. VanEck acts as adviser or sub-adviser to exchange-traded funds, mutual funds, other pooled investment vehicles and separate accounts. VanEck has been wholly owned by members of the van Eck family since its founding in 1955 and its shares are held by its Chief Executive Officer, Jan van Eck, and his family. See “Management; Voting by Shareholders” for a discussion of Mr. van Eck’s biography and positions with the Sponsor.

The principal office of the Sponsor is:

VanEck Digital Assets, LLC

666 Third Avenue, 9th Floor

New York, NY 10017

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign upon at least 180 days’ prior written notice to the Sponsor; provided, however, that such resignation shall not be effective until such time as a successor Trustee has accepted such appointment. The Sponsor may remove the Trustee at any time upon 60 days’ prior written notice to the Trustee; provided, however, that such removal shall not be effective until such time as a successor Trustee has accepted such appointment.

Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee. If no successor Trustee shall have been appointed and shall have accepted such appointment within 60 days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee appointed pursuant to the Trust Agreement shall be eligible to act in such capacity in accordance with this Trust Agreement and, following compliance with the Trust Agreement, shall become fully vested with the rights, powers, duties and obligations of its predecessor under the Trust Agreement, with like effect as if originally named as Trustee. Any such successor Trustee shall notify the Trustee of its appointment by providing a written instrument to the Trustee. At such time the Trustee shall be discharged of its duties herein. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the preceding sentence, be the Trustee under the Trust Agreement without further act.

The Administrator

Under the Trust’s Administration Agreement and a separate cash custodian agreement, the Administrator provides certain administrative and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services. The Administrator will also facilitate the transfer of bitcoin required for the operation of the Trust. Under the cash custodian agreement, State Street may act as custodian for the Trust’s non-bitcoin assets, if any, and as bank for the Trust’s cash.

The Bitcoin Custodian

[      ] serves as the Trust’s Bitcoin Custodian and is a fiduciary under § 100 of the New York Banking Law. The Bitcoin Custodian is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custody Agreement. The Bitcoin Custodian has its principal office at [      ].

The Bitcoin Custodian’s services (i) allow bitcoin to be deposited from a public blockchain address to the Trust’s bitcoin account and (ii) allow bitcoin to be withdrawn from the bitcoin account to a public blockchain address as instructed by the Trust. The Custody Agreement requires the Bitcoin Custodian to hold the Trust’s bitcoin in cold storage, unless required to facilitate withdrawals as a temporary measure. The Bitcoin Custodian will use segregated cold storage bitcoin addresses for the Trust which are separate from the bitcoin addresses that the Bitcoin Custodian uses for its other customers and which are directly verifiable via the Bitcoin Blockchain. The Bitcoin Custodian will safeguard the private keys to the bitcoin associated with the Trust’s bitcoin account. The Bitcoin Custodian will at all times record and identify in its books and records that such bitcoins constitute the property of the Trust. The Bitcoin Custodian will not withdraw the Trust’s bitcoin from the Trust’s account with the Bitcoin Custodian, or loan, hypothecate, pledge or otherwise encumber the Trust’s bitcoin, without the Trust’s instruction.

Under the Custody Agreement, each of the Bitcoin Custodian and the Trust has agreed to indemnify and hold harmless the other party from any third-party claim or third-party demand (including reasonable attorneys’ fees and expenses) arising out of or related to the Bitcoin Custodian’s or the Trust’s, as the case may be, breach of the Custody Agreement and inaccuracy in any of the Bitcoin Custodian’s or the Trust’s, as the case may be, representations or warranties in the Custody Agreement.

If the Custody Agreement terminates, the Sponsor may appoint another custodian and the Trust may enter into a custodian agreement with such custodian.

The Transfer Agent

The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Administrator to review and approve, or reject, purchase and redemption orders of Creation Baskets placed by Authorized Participants with the Administrator; (2) providing assistance in the marketing of the Shares; (3) reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FIRA advertising laws, rules and regulations; and (4) maintaining a public website on behalf of the Trust, containing information about the Trust and the Shares. The internet address of the Trust’s website is [          ]. This internet address is only provided here as a convenience, and the information contained on or connected to the Trust’s website is not considered part of this Prospectus.

MarketVector Indexes GmbH is an indirectly wholly owned-subsidiary of Van Eck Associates Corporation.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Bitcoin Custodian will keep custody of all of the Trust’s bitcoin. Bitcoin private keys are stored in two different forms: “hot wallet” storage, whereby the private keys are stored on secure, internet-connected devices, and “cold” storage, where digital currency private keys are stored completely offline. The Custody Agreement requires the Bitcoin Custodian to hold the Trust’s bitcoin in cold storage, unless required to facilitate withdrawals as a temporary measure.

The Bitcoin Custodian has adopted the following security policies and practices with respect to digital assets held in cold storage: hardware security modules (“HSMs”) are used to generate, store and manage cold storage private keys; multi- signature technology is used to provide both security against attacks and tolerance for losing access to a key or facility, eliminating single points of failure; all HSMs are stored offline in air-gapped environments within a diverse network of guarded, monitored and access-controlled facilities that are geographically distributed; multiple levels of physical security and monitoring controls are implemented to safeguard HSMs within storage facilities; and all fund transfers require the coordinated actions of multiple employees.

The Bitcoin Custodian has adopted the following security policies and practices with respect to digital assets held in its hot wallet: (i) its hot wallet environment is designed with fail-over redundant HSMs that are safeguarded within access-controlled and monitored data centers; (ii) the hot wallet keys have been replicated and cloned to geographically dispersed regions to protect against service disruptions and single points of failure; (iii) tiered access-controls are applied to the Bitcoin Custodian’s production environment to restrict access to employees based on role, following the principle of least-privilege; (iv) administrative access to its production environment requires multi-factor authentication; (v) it offers additional account level protections such as crypto address whitelisting, which allows customers to restrict withdrawals to addresses only included in the customer’s whitelist.

Each Authorized Participant is required to maintain an Authorized Participant bitcoin account at the Trust’s Bitcoin Custodian.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[      ].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 50,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Creation Baskets.

The offering of Creation Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Baskets from, and put Creation Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Creation Baskets or to offer to the public Shares of any Creation Basket it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from the Trust, breaks the Creation Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Creation Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Creation Baskets. Creation Baskets are only made in exchange for delivery to the Trust of the amount of bitcoin represented by the Creation Baskets being created, or an amount of cash sufficient purchase such amount of bitcoin, the amount of which is equal to the combined NAV of the number of Shares included in the Creation Baskets being created determined as of 4:00 p.m. Eastern time on the day the order to create Creation Baskets is properly received. Baskets are only redeemed in exchange for delivery to the Trust of the amount of Shares represented by the Creation Basket. For a redemption in kind, the Trust, through the Bitcoin Custodian, will deliver bitcoin to the Authorized Participant in exchange for their Shares. For a redemption in cash, the Sponsor shall arrange for the bitcoin represented by the Creation Basket to be sold and the cash proceeds distributed to the Authorized Participant in exchange for their Shares.

Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Creation Baskets and for the delivery, or facilitation, of the bitcoin required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust or the Sponsor (as the case may be), without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Creation Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Creation Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Creation Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Sponsor, who will in turn coordinate with the Trust’s Bitcoin Custodian in order to facilitate settlement of the Shares and bitcoin as described in more detail in the Creation Procedures and Redemption Procedures sections below.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading (“Business Day”). Purchase orders must be placed by 4:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent is considered the purchase order date.

By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of bitcoin or cash with the Trust. Prior to the delivery of Creation Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a creation order, an Authorized Participant agrees to facilitate the deposit of bitcoin with the Bitcoin Custodian or cash with the cash custodian, as the case may be. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

The total deposit of bitcoin or cash required to create each Creation Basket is an amount of bitcoin that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. Each night, the Administrator will publish the amount of bitcoin or cash that will be required in exchange for each creation order.

Following an Authorized Participant’s purchase order, the Trust’s Bitcoin Custodian account must be credited with the required bitcoin by the end of the second business day following the purchase order date, or the Trust’s cash custodian account must be credited with the required cash by the end of the second business day following the purchase order date, as applicable. Upon receipt of the bitcoin deposit amount in the Trust’s Bitcoin Custodian account, or the cash deposit amount in the Trust’s cash custodian account, the Bitcoin Custodian or cash custodian, respectively, will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the bitcoin or cash has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account.

Bitcoin held in the Trust’s Bitcoin Custodian account is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Determination of Required Deposits

The total deposit required to create each Creation Basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Creation Basket Deposit (or the corresponding quantity of cash needed to purchase such quantity of bitcoin) as appropriate to reflect accrued expenses and any loss of bitcoin that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. Eastern time. The Administrator determines the Creation Basket Deposit for a given day by dividing the number of bitcoin held by the Trust as of the opening of business on that business day, adjusted for the amount of bitcoin constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Trust Shares outstanding at the opening of business divided by 50,000. Fractions of a bitcoin smaller than 0.001 are disregarded for purposes of the computation of the Creation Basket Deposit. The Administrator also determines the cash amount needed to purchase the quantity of bitcoin required for a Creation Basket Deposit. The Creation Basket Deposit so determined is communicated via electronic mail message to all Authorized Participants, and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Creation Basket Deposit determined by the Administrator as indicated above.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount, the Bitcoin Custodian or cash custodian will notify the Transfer Agent that the bitcoin or cash (as applicable) has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the applicable DTC account on the second business day following the purchase order date. Where the Authorized Participant has delivered cash, the Sponsor shall instruct the cash custodian to transfer the cash to the prime broker to enable the prime broker to facilitate the purchase of bitcoin required for the Creation Basket Deposit, followed by the transfer of such bitcoin to the Bitcoin Custodian, in each case, at the Sponsor’s instruction. The expense and risk of delivery and ownership of bitcoin or cash until such bitcoin or cash has been received by the Bitcoin Custodian or cash custodian (as applicable) on behalf of the Trust will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;

•	it would not be in the best interest of the Shareholders of the Trust;

•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance or receipt of the purchase order or the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent or the Bitcoin Custodian or cash custodian make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent, the Bitcoin Custodian or the cash custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Baskets mirror the procedures for the creation of Creation Baskets with an additional safeguard on bitcoin or cash being removed from the Trust’s Bitcoin Custodian or cash custodian account. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Baskets. Redemption orders must be placed by 4:00 p.m. Eastern time, or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The redemption distribution from the Trust consists of a movement of bitcoin representing the amount of bitcoin held by the Trust evidenced by the Shares being redeemed or the cash proceeds of a sale of such bitcoin. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Bitcoin Custodian or cash custodian (as applicable) and the Sponsor that the Authorized Participant has delivered the Shares represented by the Creation Baskets to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Creation Baskets to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Once the Transfer Agent notifies the Bitcoin Custodian or cash custodian (as applicable), the Sponsor and the Administrator that the Shares have been received in the Trust’s DTC account, the Administrator instructs the Bitcoin Custodian or cash custodian (as applicable) to transfer the redemption bitcoin or cash amount from the Trust’s Bitcoin Custodian or cash custodian account to the Authorized Participant.

Bitcoin held in the Trust’s Bitcoin Custodian account is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of an amount of bitcoin (or the cash proceeds of the sale of such an amount of bitcoin) that is determined in the same manner as the determination of Creation Basket Deposits discussed above.

Delivery of Redemption Distribution

The redemption distribution in bitcoin or cash due from the Trust will be delivered on the second business day following the Redemption Order Date if the Trust’s DTC account has been credited with the Creation Baskets to be redeemed. Where the Authorized Participant has requested a redemption distribution in cash, the Sponsor shall instruct the Bitcoin Custodian to transfer the bitcoin corresponding to the Creation Basket being redeemed to the prime broker, to enable the prime broker to facilitate the sale of such bitcoin for cash, followed by the distribution of such cash proceeds to the Authorized Participant, in each case, at the Sponsor’s instruction. If the Trust’s DTC account has not been credited with all of the Creation Baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Creation Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Bitcoin Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [      ] Shares (i.e., [      ] Creation Baskets) or less.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Creation Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Creation Baskets, which does not vary in accordance with number of Creation Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Creation Baskets. The creation and redemption of Creation Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin (or corresponding amount of cash) equal to the number of Shares included in the Creation Baskets being created or redeemed determined on the day the order to create or redeem Creation Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Creation Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Creation Baskets it does create.

Authorized Participants that do offer to the public Shares from the Creation Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Creation Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Creation Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Creation Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Creation Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of bitcoin.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Creation Baskets consist of bitcoin or cash. Deposits of bitcoin are held by the Bitcoin Custodian on behalf of the Trust. Deposits of cash are delivered to the cash custodian, following which the Sponsor shall instruct the cash custodian to transfer the cash to the prime broker to enable the prime broker to facilitate the purchase of bitcoin, followed by the transfer of such bitcoin to the Bitcoin Custodian, in each case, at the Sponsor’s instruction.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Every Shareholder, by virtue of having purchased or acquired a Share, shall have expressly consented and agreed to be bound by the terms of the Trust Agreement.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has the authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

MarketVector is the index sponsor and index administrator for the MarketVectorTM® Bitcoin Benchmark Rate and a wholly-owned subsidiary of VanEck, which may create conflicts of interest as a result of such relationship. In addition, CryptoCompare Data Limited is the calculation agent for the MarketVectorTM Bitcoin Benchmark Rate and an affiliate of VanEck. Appropriate procedures have been implemented to avoid any conflicts of interest adversely affecting the interests of Shareholders. However, Shareholders should be aware that MarketVector has not taken the interests of the Shareholders into consideration when creating the MarketVectorTM Bitcoin Benchmark Rate, and MarketVector will have no obligation to take the interests of the Shareholders into account when maintaining, modifying, rebalancing, reconstituting or discontinuing the MarketVectorTM Bitcoin Benchmark Rate. Actions taken by MarketVectorTM in respect of the MarketVectorTM Bitcoin Benchmark Rate may have an adverse impact on the value or liquidity of the Shares. The interests of MarketVector and the Shareholders may not be aligned. MarketVector will have no responsibility or liability to the Shareholders.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

•	execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	retain independent public accountants to audit the accounts of the Trust;

•	employ attorneys to represent the Trust;

•	select the Trust’s Trustee, administrator, transfer agent, custodian(s), bitcoin exchange counterparties and OTC market participant counterparties, index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in the Prospectus;

•	develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

•	maintain the Trust’s website;

•	acquire and sell bitcoin, which may be facilitated by the Bitcoin Custodian or prime broker, with a view to providing Shareholders with exposure to bitcoin at a price that reflects the performance of the MarketVectorTM Bitcoin Benchmark Rate less the expenses of the Trust’s operations, valuing the Trust’s Shares daily based on the reported MarketVectorTM Bitcoin Benchmark Rate, or any other pricing or valuation methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing or valuation methodology without Shareholder approval);

•	determine the Trust’s NAV and NAV per Share, and select, remove, change, or replace the pricing or valuation methodology or policies used to value the Trust’s assets and determine NAV and NAV per Share, in its sole discretion;

•	enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•	receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•	in connection with purchase orders, receive directly or through its delegates the number of bitcoin and/or cash in an amount equal to the Creation Basket Deposit from Authorized Participants;

•	in connection with purchase orders, after accepting an Authorized Participant’s purchase order and receiving bitcoin in an amount equal to the Creation Basket Deposit, or the amount of cash needed to purchase the quantity of bitcoin corresponding to the Creation Basket Deposit, the Sponsor or its delegate will direct the Trust’s appointed transfer agent to credit the Creation Baskets to fill the

Participant’s purchase order within one Business Day immediately following the receipt of bitcoin and/or cash;

•	receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

•	in connection with redemption orders, after receiving the redemption order specifying the number of Creation Baskets that the Authorized Participant wishes to redeem and after the Trust’s DTC account has been credited with the Creation Baskets to be redeemed, the Sponsor or its delegates will transfer to the redeeming Authorized Participant: i) in the case of an in-kind redemption, an amount of bitcoin equal to the amount of bitcoin represented by the Creation Baskets being redeemed; ii) in the case of a redemption for cash, the cash proceeds of the sale of such bitcoin;

•	the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes;

•	assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•	use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration;

•	monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the fee structure to obtain such rates and services for the Trust;

•	perform such other services as the Sponsor believes the Trust may from time to time require; and

•	in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as expressly provided in Article [      ] of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders have no voting rights under the Trust Agreement.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is not governed by a board of directors. The following persons, in their respective capacities as directors or executive officers of the Sponsor perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them. The principals and executive officers of the Sponsor are as follows:

Jan F. van Eck

Mr. van Eck, age [    ], serves as the Chief Executive Officer and President of the Sponsor and VanEck. Mr. van Eck joined VanEck in 1992 and its Executive Management Team in 1998. Additionally, he is the President and CEO of Van Eck Securities Corporation. Furthermore, Mr. van Eck is a Trustee, the President and Chief Executive Officer of VanEck Vectors ETF Trust, VanEck Funds and VanEck VIP Trust. Furthering VanEck’s mission to anticipate asset classes and trends, Mr. van Eck has created strategic beta, tactical allocation, emerging markets, and commodity-related investment strategies in mutual fund, ETF, and institutional formats. Mr. van Eck founded the VanEck’s ETF business in 2006. One of the world’s largest ETF sponsors, the Van Eck offers ETFs, branded VanEck Vectors®, globally across equity and fixed income asset classes. Mr. van Eck holds a JD from Stanford University and graduated Phi Beta Kappa from Williams College with a major in Economics. He has registrations with the National Futures Association and the Financial Industry Regulatory Authority. Mr. van Eck is a Director of the National Committee on United States-China Relations. He routinely appears on CNBC and Bloomberg Television, and was a 2013 Finalist for Institutional Investor’s Fund Leader of the Year and a 2019 finalist for ETF.com’s Lifetime Achievement Award.

John J. Crimmins

[          ].

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 666 Third Avenue, 9th Floor, New York, New York 10017, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor and the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Clifford Chance US LLP has advised the Sponsor in connection with the Shares being offered. Clifford Chance US LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the VanEck Bitcoin Trust will be included herein in reliance on the report of [    ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration and Accounting Agreement

[To be provided by subsequent amendment.]

Custodial Services Agreement

[To be provided by subsequent amendment.]

Transfer Agency Agreement

[To be provided by subsequent amendment.]

Marketing Agreement

[To be provided by subsequent amendment.]

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below) represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Clifford Chance US LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, Shareholders who do not acquire their Shares solely for cash, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences (or any consequences under any U.S. federal tax law other than U.S. federal income tax law) that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Clifford Chance US LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of Clifford Chance US LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires its Shares as part of the creation of a Creation Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies bitcoin as “property” that is not currency for U.S. federal income tax purposes and clarifies that bitcoin could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of bitcoin. Because bitcoin is a new technological innovation, the U.S. federal income tax treatment of bitcoin or transactions relating to investments in bitcoin may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any bitcoin the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Although the Trust generally does not intend to sell bitcoin, it may use bitcoin to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such bitcoin, and/or it may periodically sell bitcoin in an amount sufficient to pay those expenses using fiat currency. If the Trust sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the bitcoin held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of bitcoin sold, and the denominator of which is the total amount of the bitcoin held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoin that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the bitcoin that was sold. The Trust plans to treat a redemption of a some or all of a Shareholder’s Shares, in exchange for cash, in the same manner as a sale of some or all of a Shareholder’s Shares (as described above) for that amount of cash, though no assurance can be provided that the IRS will not take a different position.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoin received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the bitcoin received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the bitcoin received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the bitcoin received by the Shareholder in the redemption.

If a hard fork occurs in the Bitcoin Blockchain, the Trust could hold both the original bitcoin and the alternative new asset. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, the Trust Agreement requires that, if such a transaction occurs, the Trust will as soon as possible, and subject to the Custody Agreement, direct the Bitcoin Custodian to distribute the alternative new asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new alternative asset and for the proceeds to be distributed to the Shareholders. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income.

Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that: (a) none of the Sponsor, the Trustee, the Custodian or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, www.[ ].com; and

●	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.[     ].com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information is available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at [___].

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933.

“1940 Act”: Investment Company Act of 1940.

“Administrator”: State Street Bank and Trust Company.

“Authorized Participant”: One that purchases or redeems Creation Baskets from or to the Trust.

“Bitcoin Account”: The special account opened by the Bitcoin Custodian for the purpose of holding the Trust’s bitcoin and facilitating the transfer of bitcoin required for the operation of the Trust.

“Bitcoin Custodian”: [     ].

“Custody Agreement”: The agreement which establishes the rights and responsibilities the Bitcoin Custodian, the Sponsor and the Trust with respect to the custody of the Trust’s bitcoin.

“Bitcoin Futures”: Futures contracts for bitcoin recently launched on major, established, and regulated U.S. commodity futures exchanges.

“Bitcoin network”: The decentralized, open source protocol, peer-to-peer electronic network that comprises the infrastructure of Bitcoin.

“block reward”: A fixed award given to bitcoin miners for solving new blocks.

“Business Day”: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

“CBDC”: Central Bank Digital Currencies.

“CEA”: Commodity Exchange Act of 1936.

“CFPB”: The U.S. Consumer Financial Protection Bureau.

“CFTC”: The U.S. Commodity Futures Trading Commission.

“Code”: Internal Revenue Code of 1986, as amended.

“Creation Basket”: A block of 50,000 Shares used by the Trust to issue or redeem Shares.

“Creation Basket Deposit”: The total deposit required to create each basket.

“DOL”: The U.S. Department of Labor, responsible for promulgating and enforcing rules under ERISA.

“DSTA”: The Delaware Statutory Trust Act.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“ERISA”: The Employment Retirement Income Security Act of 1974.

“Exchange”: The Cboe BZX Exchange, Inc.

A-1

“Exchange Act”: The Securities Exchange Act of 1934.

“Expenses”: Any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including those under State or federal securities laws) of any kind of nature whatsoever for which an Indemnified Person will be entitled to Indemnification, to the fullest extent permitted by law, from the Sponsor or the Trust.

“FinCEN”: The U.S. Department of Treasury Financial Crimes Enforcement Network.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“IIV”: Intraday indicative value.

“Indemnified Person”: The Trustee or any officer, affiliate, director, employee, or agent of the Trustee who is entitled to indemnification from the Sponsor or the Trust.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“IRA”: Individual retirement account.

“IRS”: U.S. Internal Revenue Service.

“Marketing Agent”: Van Eck Securities Corporation.

“MarketVector”: MarketVector Indexes GmbH, the sponsor of MarketVectorTM Bitcoin Benchmark Rate.

“NAV”: Net asset value of the Trust.

“NFA”: National Futures Association.

“OTC”: Over-the-counter market.

“Plans”: Employee benefit plans and/or certain other plans and arrangements subject to Title I of ERISA and/or Section 4975 of the Code.

“Plan Assets Regulation”: U.S. Department of Labor (DOL) Regulation 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, which defines plan assets.

“Redemption Order Date”: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

“Register”: The record of all shareholders and holders of the Shares in certificated form kept by the Administrator.

“SEC”: The U.S. Securities and Exchange Commission.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Shareholders”: Holders of Shares.

“Transfer Agent”: State Street Bank and Trust Company.

“Sponsor Indemnified Party”: The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries who are indemnified by the Trust and held harmless against any loss, liability, or expense incurred arising out of or in connection with the performance of its obligations under or actions taken according to the Trust Agreement, except for those incurred as a result of gross negligence, bad faith, or wilful misconduct.

“The Sponsor”: VanEck Digital Assets, LLC, a Delaware limited liability company.

A-2

“The Sponsor Fee”: The unified fee of [___] to be paid to the Sponsor by the Trust as compensation for services performed under the Trust Agreement.

“The Trust”: VanEck Bitcoin Trust.

“Trust Agreement”: The Amended and Restated Declaration of Trust and Trust Agreement of VanEck Bitcoin Trust, dated as of [     ], 2023.

“Trustee”: Delaware Trust Company, a Delaware trust company.

“VanEck”: Van Eck Associates Corporation.

“You”: The owner or holder of Shares.

A-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be filed by amendment]

F-1

VanEck Bitcoin Trust
STATEMENTS OF ASSETS AND LIABILITIES
At [     ], 2023

ASSETS:
Investments in Bitcoin, at fair value (a)	$5,000,000	(1)
	5,000,000

LIABILITIES:

Total Liabilities	-
	-

Commitments and contingent liabilities (Note XX)	-

NET ASSETS	$5,000,000	(1)

Shares issued and outstanding	100,000
Net Asset Value per Share ( Note XX)	50.00	(1)

(a)	Cost of Investments in Bitcoin: $XXXXX
(1)	To be updated with actual price

See Notes to Financial Statements

F-2

NOTES TO FINANCIAL STATEMENTS

[               ], 2023

Note 1. Organization:

The VanEck Bitcoin Trust (the “Trust”), a Delaware statutory trust, is an exchange-traded fund that issues common shares of beneficial interest in an ownership of the Trust. The shares are traded on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to reflect the performance of the MarketVectorTM Bitcoin Benchmark Rate less the operating expenses of the Trust. The Trust is managed and controlled by the VanEck Digital Assets, LLC (the “Sponsor”), a wholly-owned subsidiary of Van Eck Associates Corporation (“VanEck”). The Delaware Trust Company, is the “Trustee” of the Trust.

 Note 2. Significant Accounting Policies:

A.	Basis of Accounting

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

The Trust qualifies as investment company solely for accounting purposes and not for any other purpose and follows accounting and reporting requirements of Accounting Standards Codification (“ASC”) 946 Financial Services—Investment Companies, but is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended.

B.	Investment Valuation

The Trust values its investments in bitcoin and other assets and liabilities at fair value daily. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Bitcoin investment is valued based on the reported MarketVectorTM Bitcoin Benchmark Rate (the “Benchmark Rate”) as of 4 p.m. EST. The Benchmark Rate is calculated based upon prices that the Sponsor’s affiliate, MarketVector Indexes GmbH (“MarketVector”), believes represent the top five bitcoin exchanges based on the industry leading CryptoCompare Exchange Benchmark review report.

In calculating the valuation of the Trust’s bitcoin, investment the Benchmark Rate methodology captures trade prices and sizes from exchanges and examines twenty three-minute periods leading up to 4:00 p.m. EST each day. It then calculates an equal-weighted average of the volume-weighted median price of these twenty three-minute periods, removing the highest and lowest contributed prices.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (observable inputs) or they may be internally developed (unobservable inputs). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The three levels of the fair value hierarchy are as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

F-3

Level 3 – Unobservable inputs that are unobservable for the asset or liability, including the Trust’s assumptions used in determining the fair value of investments.

At [      ], 2023, the value of the bitcoin held by the Trust is categorized as Level 2.

C.	Bitcoin

Bitcoin transactions are accounted for on trade date. Realized gains and losses on sale of bitcoin are determined based on the average cost method. Proceeds received by the Trust from the issuance of creation baskets consist of bitcoin. Such deposits are held by the custodian on behalf of the Trust until (i) delivered out in connection with redemptions of creation baskets or (ii) sold by the Sponsor, which may be facilitated by the custodian, to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

The following tables summarize activity in bitcoin during the period covered by this financial statements:

[ ], 2023	Units	Cost		Fair Value
Beginning balance	—	$—		$—
Bitcoin contributed	116	5,000	[2]	5,000	[2]
Bitcoin distributed	—	—		—
Bitcoin sold to pay expenses	—	—		—
Net realized gain (loss) on investment in bitcoin	—	—		—
Net change in unrealized appreciation (depreciation) on investment in bitcoin	—	—		—
Ending balance	116	$ 5,000	[2]	$5,000	[2]

2 To be updated with actual price.

D.	Calculation of Net Asset Value

On each business day, at 4:00 p.m. EST, the net asset value of the Trust is obtained by subtracting all accrued fees, expenses and other liabilities of the Trust from the fair value of total assets held by the Trust. The administrator computes the net asset value per Share by dividing the net asset value of the Trust by the number of Shares outstanding on the date the computation is made.

F.	Federal Income Taxes

The Trust is treated as a grantor trust for federal income tax purposes and, therefore, no provision for federal income taxes is required. Any interest, expenses, gains and losses are passed through to the holders of Shares of the Trust. The Sponsor has reviewed the tax positions as of [XX, 2023] and has determined that no provision for income tax is required in the Trust’s financial statements.

 Note 3. Trust Expenses and Other Agreements

The Trust will pay to the Sponsor a unified fee (the “Sponsor Fee”) that will accrue daily at an annualized rate equal to [  ]% of the daily net asset value of the Trust. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Sponsor from time to time will sell bitcoin, which may be facilitated by the custodian, in such quantity as is necessary to permit payment of the Sponsor Fee and Trust expenses and liabilities not assumed by the Sponsor.

The Trustee’s fee is paid by the Sponsor and is not a separate expense of the Trust.

The Trust will custody its bitcoin at [     ] (the “Bitcoin Custodian”), a regulated third-party custodian that carries insurance and is chartered as a trust company under the New York Banking Law and is responsible for safekeeping of bitcoin owned by the Trust.

State Street Bank and Trust Company serves as the Trust’s administrator, transfer agent and cash custodian.

F-4

Note 4. Related Parties

The Sponsor is considered to be a related party to the Trust.

MarketVector is an indirectly wholly owned-subsidiary of VanEck.

Van Eck Securities Corporation, a marketing agent to the Trust, is a wholly owned-subsidiary of VanEck.

 Note 5. Capital Share Transactions

Investors can buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[   ].” Shares are bought and sold throughout the trading day like other publicly traded securities.

The Trust continuously offers the Trust Shares in creation baskets consisting of 50,000 Shares to authorized participants. Authorized participants pay a transaction fee for each order they place to create or redeem one or more creation baskets. The price of shares offered in creation baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the exchange on that day divided by the number of issued and outstanding Shares of the Trust.

The Trust creates and redeems Shares, but only in one or more creation baskets. Creation baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. EST on the day the order to create or redeem baskets is properly received. Only authorized participants may place orders to create and redeem baskets through the transfer agent. The transfer agent will coordinate with the Trust’s custodian in order to facilitate settlement of the Shares and bitcoin.

Share activity is as follows:

	Shares	Amount
Shares issued	100,000	$5,000,000	[2]
Shares redeemed	—	—
Net increase	100,000	$5,000,000	[2]

2 To be updated with actual price.

Note 6. Commitments and Contingent Liabilities

In the normal course of business, the Trust enters into contracts that contain a variety of general indemnifications. The Trust’s maximum exposure under these agreements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred. However, the Sponsor believes the risk of loss under these arrangements to be remote.

Note 7. Concentration Risk

Substantially all of the Trust’s assets are holdings of bitcoin, which creates a concentration risk associated with fluctuations in the value of bitcoin due to number of factors. Accordingly, a decline in the value of bitcoin will have an adverse effect on the value of the Shares of the Trust. Factors that may have the effect of causing a decline in the value of bitcoin include high volatility, which could have a negative impact on the performance of the Trust. Bitcoin exchanges are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. The value of the Shares depends on the development and acceptance of the Bitcoin network. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect an investment in the Trust. The price of bitcoin on the bitcoin market has exhibited periods of extreme volatility. Digital assets such as bitcoin were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of block-chain

F-5

technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate. The Trust is subject to risks due to its concentration of investments in a single asset class. Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price. The amount of bitcoin represented by the Shares may decline over time.

Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust. Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act. Future legal or regulatory developments may negatively affect the value of bitcoin or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to liquidate.

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares. The market infrastructure of the bitcoin spot market could result in the absence of active authorized participants able to support the trading activity of the Trust.

Shareholders that are not authorized participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Note 8. Subsequent Event Review

The Trust has evaluated subsequent events and transactions for potential recognition or disclosure through the date the financial statements were issued.

F-6

VANECK BITCOIN TRUST

          SHARES

PROSPECTUS

          , 2023

Until          , 2023 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this registration statement.

SEC registration fee (actual)	$ [_____]*
Listing fee (actual)	$ [_____]*
Auditor’s fees and expenses	$ [_____]*
Legal fees and expenses	$ [_____]*
Printing expenses	$ [_____]*
Miscellaneous expenses	$ [_____]*
Total	$ [_____]*

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules.

Not applicable.

II-1

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” tables or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(1)	Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration

II-2

statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such

II-3

indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on August 4, 2023.

VanEck Bitcoin Trust

By: VanEck Digital Assets, LLC, as Sponsor of the Trust

By:	/s/ Jonathan R. Simon
Name: Jonathan R. Simon
Title: Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

Jan F. van Eck
/s/ Jan F. van Eck	President and Chief Executive Officer	August 4, 2023
(Principal Executive Officer)

John J. Crimmins
/s/ John J. Crimmins	Vice President, Chief Financial	August 4, 2023
Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

* The registrant will be a trust and the persons are signing in their capacities as officers of VanEck Digital Assets, LLC, the Sponsor of the registrant.

II-5

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Trust(1)

4.1	Declaration of Trust and Trust Agreement*

5.1	Opinion of Clifford Chance US LLP as to legality*

8.1	Opinion of Clifford Chance US LLP as to tax matters*

10.1	Form of Initial Authorized Participant Agreement*

10.2	Form of Marketing Agreement*

10.3	Form of Custodial Services Agreement*

10.4	Form of Trust Administration and Accounting Agreement*

10.5	Form of Transfer Agency Agreement*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Clifford Chance US LLP (included in Exhibits 5.1 and 8.1)*

107	Filing Fee Tables*

(1)	Previously filed as an exhibit to the Trust’s Registration Statement on Form S-1 on December 30, 2020.
*	To be filed by amendment.

II-6